As filed with the Securities and Exchange Commission on January 18, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE BANK OF NOVA SCOTIA

(Exact name of Registrant as specified in its charter)

CANADA

(State or other jurisdiction of incorporation or organization)

Not Applicable

(IRS Employer Identification No.)

44 King St. West

Scotia Plaza, 8th Floor

Toronto, Ontario

Canada M5H 1H1

(416) 866-3672

(Address and telephone number of Registrant’s principal executive offices)

The Bank of Nova Scotia

250 Vesey Street

New York, NY 10281

(212) 225-5000

(Name, address and telephone number of agent for service)

Please send copies of all communications to:

Jason R. Lehner

Shearman & Sterling LLP

Commerce Court West

Suite 4405, P.O. Box 247

Toronto, Canada M5L 1E8

(416) 360-8484

Approximate date of commencement of proposed sale to the public: At such time or times on or after the effective date of this Registration Statement as the Registrant shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Price per Unit	Proposed Maximum Aggregate Offering Price (3)(4)	Amount of Registration Fee (1)(2)
Common Shares, without par value Preferred Shares, without par value Senior Debt Securities Subordinated Debt Securities	US$18,395,715,590.47	100%	US$18,395,715,590.47	US$2,132,063.44

(1)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the US$20,000,000,000 of securities covered by this Registration Statement includes US$1,604,284,409.53 aggregate principal amount or offering price of the Registrant’s securities that were unsold as of January 17, 2017 (the “Unsold Securities”) that were previously registered by the Registrant on the Registration Statement on Form F-3 under the Securities Act (File No. 333-200089) filed on November 10, 2014. Pursuant to Rule 415(a)(6) under the Securities Act, US$186,417.85 of filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this Registration Statement. In accordance with Commission rules, the Registrant may continue to offer and sell the Unsold Securities during the grace period afforded by Rule 415(a)(5). If the Registrant sells any Unsold Securities during the grace period, the Registrant will identify in a pre-effective amendment to this Registration Statement the new amount of Unsold Securities to be carried forward to this Registration Statement in reliance upon Rule 415(a)(6) and any filing fee paid in connection with such Unsold Securities and the amount of any new securities to be registered.
(2)	This Registration Statement also includes an indeterminate amount of securities of the classes specified above that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrant. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the Registrant. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.
(4)	Separate consideration may or may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated January 18, 2017

Common Shares

Preferred Shares

Senior Debt Securities

Subordinated Debt Securities

up to an aggregate initial offering price of US$20,000,000,000 or the equivalent thereof in other currencies.

The Bank of Nova Scotia (the “Bank”) may from time to time offer and issue common shares, preferred shares, senior debt securities or subordinated debt securities. This prospectus provides information about the Bank and describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in one or more supplements to this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The names of the underwriters, dealers or agents will be set forth in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in any of the securities of the Bank.

The common shares of the Bank are listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbol “BNS.”

Investing in the securities described herein involves a number of risks. See “Risk Factors” on page 6 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, Canada or the United States may not be described fully herein or in any applicable prospectus supplement.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Bank is a Canadian bank, that many of its officers and directors, and some or all of the underwriters or experts named in this prospectus, may be residents of Canada and that all or a substantial portion of the assets of the Bank and such persons may be located outside the United States.

The securities will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or U.S. government agency or instrumentality.

The Bank may use this prospectus in the initial sale of any securities. In addition, the Bank or any of its affiliates, may use this prospectus in a market-making or other transaction in any security after its initial sale. Unless the Bank or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

This prospectus is dated                 , 2017.

ABOUT THIS PROSPECTUS

General

This document is called a prospectus and is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. Under this shelf registration, we may from time to time sell any combination of the common shares, preferred shares, senior debt securities or subordinated debt securities described in this prospectus in one or more offerings, and which we collectively refer to herein as the “securities.” The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration statement we will provide one or more supplements to this prospectus containing specific information about the terms of the securities being offered. Any such supplements, which we refer to in this prospectus as the “applicable prospectus supplements,” may include a discussion of any additional risk factors or other special considerations that apply to those securities and may also add to, update or change the information in this prospectus. The applicable prospectus supplements relating to each series of securities will be attached to the front of this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the most recent applicable prospectus supplement. We urge you to read carefully both this prospectus and any applicable prospectus supplement accompanying this prospectus, together with the information incorporated herein and in any applicable prospectus supplement by reference under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the securities being offered.

We are responsible for the information provided in this prospectus and the applicable prospectus supplements, including the information incorporated by reference herein and therein. We have not authorized anyone to give you any other information or to make any representation different from or in addition to that contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We take no responsibility for and can make no assurance as to the reliability of any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. Therefore, you should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable prospectus supplement is delivered or securities are sold on a later date.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, some of which may be our affiliates. If we, directly or through dealers or agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with the applicable dealers or agents, to reject, in whole or in part, any of those offers. An applicable prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those persons and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

In this prospectus, unless the context otherwise indicates, the “Bank”, “we”, “us” or “our” means The Bank of Nova Scotia and its subsidiaries.

PRESENTATION OF FINANCIAL INFORMATION

The Bank prepares its consolidated financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. Additionally, the Bank publishes its consolidated financial statements in Canadian dollars. In this prospectus and any applicable prospectus supplement, currency amounts are stated in Canadian dollars, unless specified otherwise. References to “$,” “Cdn$” and “dollars” are to Canadian dollars, and references to “US$” are to U.S. dollars.

The tables below set forth the high and low daily noon exchange rates, the average yearly rate and the rate at period end between Canadian dollars and U.S. dollars (in U.S. dollars per Canadian dollar) for the periods listed below. On January 17, 2017, the noon exchange rate was US$0.7657 = $1.00. Our reference to the “noon exchange rate” is the noon exchange rate as reported by the Bank of Canada on a specified date.

Year Ended October 31,	High	Low	Average Rate (1)	At Period End
2012	1.0299	0.9536	0.9968	1.0004
2013	1.0164	0.9455	0.9777	0.9589
2014	0.9602	0.8858	0.9149	0.8869
2015	0.8900	0.7455	0.7979	0.7644
2016	0.7972	0.6854	0.7550	0.7461

Month of 2016			High	Low
November			0.7498	0.7363
December			0.7622	0.7377

Month of 2017			High	Low
January (through January 17)			0.7657	0.7442

(1)	The average of the noon exchange rates on the last business day of each full month during the relevant period.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement, including documents incorporated by reference herein and therein, may contain forward-looking information or forward-looking statements (collectively, “forward-looking statements”). All such statements are made pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation. Forward-looking statements may include, but are not limited to, statements made in this prospectus, any applicable prospectus supplement, the “Management’s Discussion and Analysis” in the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2016 under the headings “Overview — Outlook,” for Group Financial Performance “Outlook,” for each business segment “Outlook” and in other statements regarding the Bank’s objectives, strategies to achieve those objectives, the regulatory environment in which the Bank operates, anticipated financial results (including those in the area of risk management), and the outlook for the Bank’s businesses and for the Canadian, U.S. and global economies. Such statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intent,” “estimate,” “plan,” “may increase,” “may fluctuate,” and similar expressions of future or conditional verbs, such as “will,” “may,” “should,” “would” and “could.”

By their very nature, forward-looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, and the risk that predictions and other forward-looking statements will not prove to be accurate. Do not unduly rely on forward-looking statements, as a number of important factors, many of which are beyond the Bank’s control and the effects of which can be difficult to predict, could cause actual results to differ materially from the estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to: the economic and financial conditions in Canada and globally; fluctuations in interest rates and currency values; liquidity and funding; significant market volatility and interruptions; the failure of third parties to comply with their obligations to the Bank and its affiliates; changes in monetary policy; legislative and regulatory developments in Canada and elsewhere, including changes to, and interpretations of tax laws and risk-based capital guidelines and reporting instructions and liquidity regulatory guidance; changes to the Bank’s credit ratings; operational (including technology) and infrastructure risks; reputational risks; the risk that the Bank’s risk management models may not take into account all relevant factors; the accuracy and completeness of information the Bank receives on customers and counterparties; the timely development and introduction of new products and services in receptive markets; the Bank’s ability to expand existing distribution channels and to develop and realize revenues from new distribution channels; the Bank’s ability to complete and integrate acquisitions and its other growth strategies; critical accounting estimates and the effects of changes in accounting policies and methods used by the Bank as described in the Bank’s annual financial statements (see “Controls and Accounting Policies — Critical accounting estimates” in the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2016, and updated by quarterly reports); global capital markets activity; the Bank’s ability to attract and retain key executives; reliance on third parties to provide components of the Bank’s business infrastructure; unexpected changes in consumer spending and saving habits; technological developments; fraud or other criminal behavior by internal or external parties, including the use of new technologies in unprecedented ways to defraud the Bank or its customers; increasing cyber security risks, which may include theft of assets, unauthorized access to sensitive information or operational disruption; anti-money laundering; consolidation in the financial services sector in Canada and globally; competition, both from new entrants and established competitors including through internet and mobile banking; judicial and regulatory proceedings; natural disasters, including, but not limited to, earthquakes and hurricanes, and disruptions to public infrastructure, such as transportation, communication, power or water supply; the possible impact of international conflicts and other developments, including terrorist activities and war; the effects of disease or illness on local, national or international economies; and the Bank’s anticipation of and success in managing the risks implied by the foregoing. A substantial amount of the Bank’s business involves making loans or otherwise committing resources to specific companies, industries or countries. Unforeseen events affecting such borrowers, industries or countries could have a material adverse effect on the Bank’s financial results, businesses, financial condition or liquidity. These and other factors may cause the Bank’s actual performance to differ materially from that contemplated by forward-looking statements. For more information, see the “Risk Management” section starting on page 60 of the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2016.

Material economic assumptions underlying the forward-looking statements contained in this prospectus are set out in the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2016 under the heading “Overview — Outlook,” as updated by quarterly reports; and for each business segment “Outlook.” The “Outlook” sections are based on the Bank’s views and the actual outcome is uncertain. Readers should consider the above-noted factors when reviewing these sections.

The preceding list of factors is not exhaustive of all possible risk factors and other factors could also adversely affect the Bank’s results. When relying on forward-looking statements to make decisions with respect to the Bank and its securities, investors and others should carefully consider the preceding factors, other uncertainties and potential events. The Bank does not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on its behalf.

WHERE YOU CAN FIND MORE INFORMATION

In addition to the continuous disclosure obligations under the securities laws of the provinces and territories of Canada, the Bank is subject to the informational reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files or furnishes reports and other information with the SEC. Under the multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the provincial and territorial securities regulatory authorities of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Bank is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Bank’s officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. The Bank’s reports and other information filed with or furnished to the SEC since November 2000 are available, and reports and other information filed or furnished in the future with or to the SEC will be available, from the SEC’s Electronic Document Gathering and Retrieval System (http://www.sec.gov), which is commonly known by the acronym “EDGAR,” as well as from commercial document retrieval services. Any document the Bank files with or furnishes to the SEC may be inspected and, by paying a fee, copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Prospective investors may call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The Bank’s common shares are listed on the New York Stock Exchange.

The Bank has filed with the SEC, under the Securities Act, a registration statement on Form F-3 with respect to the securities and of which this prospectus forms a part. This prospectus does not contain all of the information that is set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance, reference is made to an exhibit, if applicable, for a more complete description of the matter, each such statement being qualified in its entirety by such reference. For further information with respect to the Bank and the securities, reference is made to the registration statement and the exhibits thereto, which are publicly available as described in the preceding paragraph.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this prospectus.

We incorporate by reference the documents listed below and all documents which we subsequently file with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules) pursuant to Section 13(a), 13(c), 14, or 15(d) Exchange Act until the termination of the offering of the securities under this prospectus:

•	Registration Statement on Form 40-FR12B filed on May 3, 2002;

•	Report on Form 6-K filed on April 9, 2015 (Acc-no: 0001193125-15-124428);

•	Annual Report on Form 40-F for the fiscal year ended October 31, 2016, filed on November 29, 2016;

•	Reports on Form 6-K filed on November 29, 2016 (five filings) (Acc-nos: 0001193125-16-778798, 0001193125-16-778851, 0001193125-16-778896, 0001193125-16-778977 and 0001102624-16-003695);

•	Report on Form 6-K filed on December 9, 2016;

•	Report on Form 6-K filed on January 6, 2017; and

•	Report on Form 6-K filed on January 10, 2017.

We may also incorporate any other Form 6-K that we submit to the SEC on or after the date of this prospectus and prior to the termination of this offering if the Form 6-K filing specifically states that it is incorporated by reference into the registration statement of which this prospectus forms a part.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

The Bank of Nova Scotia

Scotia Plaza

44 King Street West

Toronto, Ontario

Canada M5H 1H1

Attention: Secretary

Telephone: (416) 866-3672

RISK FACTORS

Investment in these securities is subject to various risks including those risks inherent in conducting the business of a diversified financial institution. Before deciding whether to invest in any securities, you should consider carefully the risks set out herein and incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in the applicable prospectus supplements relating to a specific offering of securities. You should consider the categories of risks identified and discussed in the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2016, which is incorporated herein by reference, including credit risk, market risk, liquidity risk, operational risk, reputational risk, environmental risk, insurance risk and strategic risk, those summarized under “Caution Regarding Forward-Looking Statements” above, as well as the following:

Enforceability of U.S. Civil Liability Claims

The Bank is incorporated under the federal laws of Canada under the Bank Act (Canada) (the “Bank Act”). Substantially all of our directors and executive officers, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon such persons, or to realize upon judgments rendered against us or such persons by the courts of the United States predicated upon, among other things, the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for you to enforce, in original actions brought in courts in jurisdictions located outside the United States, among other things, civil liabilities predicated upon such securities laws. Based on the foregoing, it may not be possible for U.S. investors to enforce against us any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

Foreign Accounts Tax Compliance Act Withholding

Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended, or similar law implementing an intergovernmental approach thereto (“FATCA”) may affect payments on the securities. See “United States Taxation—Foreign Accounts Tax Compliance Act Withholding” for a discussion of the effects of FATCA on the ownership of the securities.

Bank Recapitalization Regime

On June 22, 2016, the Federal Government passed legislation to implement a “bail-in” regime, in accordance with regulations to the Canada Deposit Insurance Corporation Act that have not yet been prescribed (the “CDIC Act Regulations”), for the largest six Canadian banks, including the Bank, designated as domestic systemically important banks (“D-SIBs”). The legislation aims to enhance the resolution toolkit for D-SIBs, including the framework for the conversion of certain eligible shares and liabilities of the D-SIB into common equity of the bank (or any of its affiliates) in the event the D-SIB becomes non-viable. This bail-in regime is aimed at ensuring that in the unlikely event of a failure of a D-SIB, it is the D-SIB’s shareholders and creditors that are responsible for the institution’s risks and not the taxpayers. D-SIBs would also be subject to minimum loss absorbency requirements to ensure they can withstand significant losses and emerge from a conversion well capitalized, as well as comprehensive disclosure and reporting requirements. The regime would apply only to eligible shares and liabilities issued after the implementation of the proposed regime with no retroactive application to existing debt.

The types of eligible shares and liabilities subject to the statutory conversion power will be set out in the CDIC Act Regulations, and while these regulations have not yet been prescribed, in its previous consultation paper, the Federal Government had proposed that certain unsecured debt would be subject to the conversion power and customer deposits would be excluded. Thus, any senior debt securities issued after the implementation of the proposed “bail-in” regime would likely be subject to statutory conversion in the event that the Bank ceases or is about to cease being viable and holders of such senior debt securities may receive common shares of the Bank in exchange for their senior debt securities. As a result, holders of our common shares, and holders of subordinated debt securities or preferred shares who receive common shares following the occurrence of a trigger event under the NVCC Provisions (as defined in “Description of The Debt Securities We May Offer—Non-Viability Contingent Capital Provisions”), may sustain substantial dilution following the conversion of such senior debt securities or other “eligible liabilities” into common equity. The conversion rate of such senior debt securities or other “eligible liabilities” may be more favorable to the holders of such obligations than the rate applicable to holders of subordinated debt securities or preferred shares.

The proposed “bail-in” regime has not yet been finalized, much of the detail will be set out in the CDIC Act Regulations, and timing for implementation has yet to be determined, but these proposed changes could adversely impact the Bank’s cost of funding.

THE BANK OF NOVA SCOTIA

The Bank is a Canadian chartered bank under the Bank Act. The Bank Act is the charter of the Bank and governs its operations.

The Bank is Canada’s international bank and a leading financial services provider in North America, Latin America, the Caribbean and Central America, and Asia-Pacific. Through its team of more than 88,000 employees and assets of $896 billion (as at October 31, 2016), the Bank and its affiliates offer a broad range of advice, products and services, including personal and commercial banking, wealth management and private banking, corporate and investment banking, and capital markets to its 23 million customers. The Bank’s common shares trade on the Toronto Stock Exchange (TSX:BNS) and New York Stock Exchange (NYSE: BNS).

A list of the principal subsidiaries directly or indirectly owned or controlled by the Bank as at October 31, 2016 is incorporated by reference from the Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2016.

The registered and head office of the Bank is located at 1709 Hollis Street, Halifax, Nova Scotia, B3J 1W1 and its executive offices are located at Scotia Plaza, 44 King Street West, Toronto, Ontario, M5H 1H1 and its telephone number is (416) 866-3672.

Certain Matters Relating to the Bank’s Board of Directors

Under the Bank Act, the Bank’s board of directors must have at least seven members and the Bank’s board of directors may establish by by-law a minimum and maximum number of directors. Under the Bank’s by-laws, the minimum number of directors is the minimum required by the Bank Act and the maximum number of directors is 35. The Bank’s by-laws also provide that the number of directors to be elected at any annual meeting of shareholders of the Bank will be fixed by the board of directors before the meeting. The Bank currently has 17 directors. The Bank Act requires that no more than two-thirds of the directors may be affiliated with the Bank, and no more than 15% of the directors may be employees of the Bank or a subsidiary of the Bank, except that up to four employees may be directors if they constitute not more than 50% of the directors. Under the Bank Act, a majority of the directors of the Bank must be resident Canadians and, except in limited circumstances, directors may not transact business at a meeting of directors or a committee of directors at which a majority of the directors present are not resident Canadians. Under the Bank Act, the directors may not transact business at a meeting of the directors unless at least one of the directors who is not affiliated with the Bank is present unless an unaffiliated director subsequently approves the business transacted at the meeting. Subject to the Bank Act, a quorum for the transaction of business at any meeting of the board of directors shall consist of a majority of directors. The Bank Act also requires the directors of a bank to appoint from their members a chief executive officer who must ordinarily be resident in Canada.

Under the Bank Act, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the votes cast at a special meeting of shareholders. A vacancy created by such removal may be filled at the meeting or by a quorum of the directors. In accordance with the Bank’s governance policy, directors appointed or elected before December 3, 2010 must retire on the earlier of (1) April 1, 2021, or (2) when they turn 70. However, if at age 70 a director appointed before December 3, 2010 has not served 10 years, their term is extended and they must retire by the end of a 10 year term. Directors appointed or elected between December 3, 2010 and July 1, 2015 must retire on the earlier of (1) the completion of a 15 year term, or (2) when they turn 70. However, if at age 70 a director elected between December 3, 2010 and July 1, 2015 has not served 10 years, their term is extended and they must retire by the end of a 10 year term. Directors appointed or elected after July 1, 2015 may serve on the board for a twelve year term.

Conflicts of Interest

The Bank Act contains detailed provisions with regard to a director’s power to vote on a material contract or material transaction in which the director is interested. These provisions include procedures for: disclosure of the conflict of interest and the timing for such disclosure; the presence of directors at board meetings where the contract or transaction giving rise to the conflict of interest is being considered, and voting with respect to the contract or transaction giving rise to the conflict of interest; and other provisions for dealing with such conflicts of interest. The Bank Act also contains detailed provisions regarding transactions with persons who are related parties of the Bank, including directors of the Bank. See “—Borrowing Powers.”

Compensation

The by-laws of the Bank have provisions with regard to remuneration of directors. The board of directors may, from time to time, by resolution determine their remuneration that may be paid, but such remuneration may not exceed in each year an aggregate cap set out in the by-laws, and individually may be in such amounts as the board may determine by resolution. The directors may also be paid their reasonable out-of-pocket expenses incurred in attending meetings of the board, shareholders or committees of the board.

Directors are required to hold common shares and/or directors’ deferred stock units (“DDSU”) with a value of not less than $600,000. The redemption value of a DDSU is equal to the market value of a common share at the time of redemption. The value of DDSUs is tied to the future value of the common shares. However, DDSUs do not entitle the holder to voting or other shareholder rights.

Borrowing Powers

The directors of the Bank may, without authorization of the shareholders, authorize the Bank to borrow money. The Bank Act, however, prohibits the Bank from entering into transactions with persons who are deemed to be related parties of the Bank, subject to certain exceptions. Related party transactions may include loans made on the credit of the Bank.

CONSOLIDATED CAPITALIZATION OF THE BANK

The following table sets forth the consolidated capitalization of the Bank at October 31, 2016. This table should be read in conjunction with the Bank’s audited consolidated financial statements and the management’s discussion and analysis filed as exhibits to our Annual Report on Form 40-F for the fiscal year ended October 31, 2016 filed on November 29, 2016 and which is incorporated by reference in this prospectus.

As at October 31, 2016
(In millions of Canadian Dollars)
Subordinated Debentures	$7,633
Equity
Common Equity
Common Shares	15,513
Retained Earnings	34,752
Accumulated Other Comprehensive Income	2,240
Other Reserves	152

Total Common Equity	52,657
Preferred Shares	3,594

Total Equity Attributable to Equity Holders of the Bank	56,251
Non-controlling Interests
Non-controlling Interests in Subsidiaries	1,570

Total Equity	57,821

Total Capitalization	$65,454

CONSOLIDATED EARNINGS RATIOS

The following table provides the Bank’s consolidated ratios of earnings to fixed charges, based upon financial information calculated in accordance with IFRS for each of the years in the five year period ended October 31, 2016.

	Years Ended October 31,
	2016	2015	2014	2013	2012
Consolidated Ratios of Earnings to Fixed Charges
Excluding interest on deposits	8.18	7.90	8.52	7.42	7.43
Including interest on deposits	2.12	2.18	2.21	2.01	2.03
Consolidated Ratios of Earnings to Combined Fixed Charges and Preferred Dividends
Excluding interest on deposits	7.22	7.07	7.29	6.03	6.02
Including interest on deposits	2.07	2.14	2.15	1.94	1.96

For purposes of computing these ratios:

•	earnings represent income from continuing operations plus income taxes and fixed charges (excluding capitalized interest and net income from investments in associated corporations);

•	fixed charges, excluding interest on deposits, represent interest (including capitalized interest), estimated interest within rent, and amortization of debt issuance costs; and

•	fixed charges, including interest on deposits, represent all interest.

COMPARATIVE PER SHARE MARKET PRICE

The Bank’s common shares are listed on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”) under the trading symbol “BNS.”

The table below sets forth, for the periods indicated, the per share high and low closing sales prices for the Bank’s common shares as reported on the NYSE and the TSX. TSX closing prices of the Bank’s common shares are presented in Canadian dollars, and the NYSE closing prices of the Bank’s common shares are presented in U.S. dollars.

	BNS shares TSX (in C$)		BNS shares NYSE (in US$)
	High	Low	High	Low
Annual information for the past fiscal years
2012	57.05	47.89	57.32	45.90
2013	63.54	52.80	60.77	52.50
2014	74.35	60.24	68.33	54.36
2015	70.85	55.88	62.49	42.20
2016	72.23	51.87	54.95	35.80
Quarterly information for the past two fiscal years and subsequent quarters:
2015, quarter ended
January 31	70.85	61.06	62.49	48.04
April 30	67.37	62.05	56.03	49.13
July 31	67.13	61.07	55.52	46.86
October 31	63.81	55.88	48.48	42.20
2016, quarter ended
January 31	61.91	51.87	47.45	35.80
April 30	65.80	52.06	52.45	37.36
July 31	67.07	61.69	52.66	47.62
October 31	72.23	65.51	54.95	49.96
Monthly information for the most recent six months
July 2016	66.40	62.89	50.77	48.32
August 2016	69.93	65.51	53.46	49.96
September 2016	71.10	68.64	54.95	52.09
October 2016	72.23	69.43	54.00	52.32
November 2016	74.14	69.88	55.25	51.58
December 2016	77.09	74.09	58.70	55.64

Fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar will affect any comparisons of the Bank’s common shares traded on the TSX and the Bank’s common shares traded on the NYSE.

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, the net proceeds to the Bank from the sale of securities will be added to the general funds of the Bank and utilized for general banking purposes.

DESCRIPTION OF COMMON SHARES AND PREFERRED SHARES

Set forth below is a summary of the material terms of the Bank’s share capital and certain provisions of the Bank Act and the Bank’s amended and restated by-laws as they relate to the Bank’s share capital. The following summary is not complete and is qualified in its entirety by the Bank Act, the Bank’s amended and restated by-laws and the actual terms and conditions of such shares.

Capital Stock

The authorized capital of the Bank consists of an unlimited number of common shares, without nominal or par value, and an unlimited number of preferred shares, without nominal or par value, issuable in series, in each case the aggregate consideration for which is also unlimited.

Common Shares

Voting. Holders of the Bank’s common shares are entitled to vote at all meetings of the Shareholders of the Bank, except meetings at which only the holders of preferred shares of the Bank are entitled to vote. Holders of common shares are entitled to one vote per share on all matters to be voted on by holders of common shares. Unless otherwise required by the Bank Act, any matter to be voted on by holders of common shares shall be decided by a majority of the votes cast on the matter.

Liquidation Rights. Upon the liquidation, dissolution or winding up of the Bank, whether voluntary or involuntary, the holders of common shares are entitled to receive the remaining property of the Bank available after the payment of all debts and other liabilities and subject to the prior rights of holders of any outstanding preferred shares.

Preemptive, Subscription, Redemption and Conversion Rights. Holders of common shares, as such, have no preemptive, subscription, redemption or conversion rights.

Dividends. Holders of common shares are entitled to receive dividends as and when declared by the board of directors of the Bank, subject to the preference of the holders of the preferred shares of the Bank. The Bank’s dividends have historically been declared on a quarterly basis in Canadian dollars. As a matter of practice, at the request of a shareholder to the transfer agent or broker, the Bank will pay dividends to a U.S. holder of common shares, if and when a dividend is declared, in U.S. dollars. The declaration and payment of dividends and the amount of the dividends is subject to the discretion of the board of directors, and will be dependent upon the results of operations, financial condition, cash requirements and future regulatory restrictions on the payment of dividends by the Bank and other factors deemed relevant by the board of directors.

Preferred Shares

This section describes the general terms and provisions of our preferred shares. The applicable prospectus supplement will describe the specific terms of the preferred shares offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those preferred shares.

General. The board of directors is authorized, subject to the provisions of the Bank Act, without shareholder approval, to divide any unissued preferred shares into series and fix the number of shares in each series and the rights, privileges, restrictions and conditions of each such series, and to change the rights, privileges, restrictions and conditions attached to unissued preferred shares of any series.

NVCC Provisions. Effective January 1, 2013, in accordance with capital adequacy requirements adopted by the Office of the Superintendent of Financial Institutions (Canada) (“OSFI”), non-common capital instruments issued after January 1, 2013, including preferred shares, must include terms providing for the full and permanent conversion of such securities into common shares upon the occurrence of certain trigger events relating to financial viability (see “Description of The Debt Securities We May Offer—Non-Viability Contingent Capital Provisions”) in order to qualify as regulatory capital. As of January 1, 2013, all outstanding capital instruments that do not meet the NVCC requirement will be considered non-qualifying capital instruments and will be phased out beginning January 1, 2013.

Priority. The preferred shares, as a class, are entitled to preference over common shares and over any other shares ranking junior to the preferred shares with respect to the payment of dividends and distribution of assets in the event of the liquidation, dissolution or winding-up of the Bank, or any other distribution of the assets among shareholders for the purpose of winding-up the affairs of the Bank, provided that a trigger event has not occurred as contemplated under the specific NVCC Provisions (as described above) applicable to such preferred shares. The preferred shares of each series rank on a parity with the preferred shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Bank, or any other distribution of the assets among shareholders for the purpose of winding-up the affairs of the Bank. However, in the event of the occurrence of a trigger event under the NVCC Provisions, the priority of the preferred shares will not be relevant since all preferred shares will be converted into our common shares which will rank on a parity with all other common shares issued by us.

Restriction. Under the terms of the Bank Act, the approval of the holders of the preferred shares is required for the creation of any class of shares ranking prior to or on a parity with the preferred shares.

Voting. Except as required under the Bank Act or in the rights, privileges, restrictions or conditions attached to any series before the issue thereof, the holders of preferred shares are not entitled to receive notice, to attend or to vote at any meeting of the shareholders of the Bank. Any approval to be given by the holders of preferred shares may be given by a resolution carried by the affirmative vote of not less than 66 2⁄3% of the votes cast at a meeting of holders of preferred shares at which a majority of the outstanding preferred shares is represented or, if no quorum is present at such meeting, at any adjourned meeting at which no quorum requirements would apply.

Limitations Affecting Holders of Common and Preferred Shares

Restraints on Bank Shares Under the Bank Act

In accordance with the Bank Act, no person or group of associated persons may own more than 10% of any class of shares of the Bank without the approval of the Minister of Finance (Canada) (the “Minister”). No person may be a major shareholder of a bank if the bank has equity of $12 billion or more (which would include the Bank). A person is a major shareholder of a bank if: (a) the aggregate number of shares of any class of voting shares beneficially owned by that person and that are beneficially owned by any entities controlled by that person is more than 20% of that class of voting shares; or (b) the aggregate number of shares of any class of non-voting shares beneficially owned by that person and that are beneficially owned by any entities controlled by that person is more than 30% of that class of non-voting shares. Ownership of the Bank’s shares by Canadian or foreign governments is prohibited under the Bank Act. However, in 2009 certain amendments were made to the Bank Act that would permit the Canadian federal government to acquire shares of a bank, including the Bank, if the Minister and Governor in Council were to conclude that to do so was necessary to promote stability of the financial system in Canada. While the government holds any shares of a bank, including the Bank, the Minister may impose certain terms and conditions, including conditions on the payment by the Bank of dividends on any of its shares.

The Minister may only approve the acquisition of up to 30% of the shares of any class of non-voting shares and up to 20% of the shares of a class of voting shares of the Bank, provided, in each case, that the person acquiring those shares does not have direct or indirect influence over the Bank that, if exercised, would result in that person having control in fact of the Bank. No person may have a “significant interest” in any class of shares of a bank, including the Bank, unless the person first receives the approval of the Minister. In addition, the Bank is not permitted to record any transfer or issue of any shares of the Bank if the transfer or issue would cause the person to have a significant interest in a class of shares, unless the prior approval of the Minister is obtained. No person who has a significant interest in the Bank may exercise any voting rights attached to the shares held by that person, unless the prior approval of the Minister for the acquisition of the significant interest is obtained. For purposes of the Bank Act, a person has a significant interest in a class of shares of a bank where the aggregate of any shares of the class beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person exceeds 10% of all of the outstanding shares of that class of shares of such bank. If a person contravenes any of these restrictions, the Minister may, by order, direct that person to dispose of all or any portion of those shares. Holders of securities of the Bank may be required to furnish declarations relating to ownership in a form prescribed by the Bank.

Bank Act and Government Restrictions and Approvals

Under the Bank Act, the Bank cannot redeem or purchase any of its shares, including its common shares, unless the consent of OSFI has been obtained. In addition, the Bank Act prohibits a payment to purchase or redeem any shares or the declaration and payment of a dividend if there are reasonable grounds for believing that the Bank is, or the payment would cause the Bank to be, in contravention of the capital adequacy and liquidity regulations of the Bank Act or any capital or liquidity directions of OSFI. The Bank is prohibited from declaring dividends on its preferred or common shares when it would be, as a result of paying such a dividend, in contravention of the capital adequacy and liquidity regulations of the Bank Act or any capital or liquidity directions of OSFI.

The government of Canada placed a moratorium on mergers among Canada’s largest financial institutions in 2003, including the Bank and its peers, pending a further review of Canada’s bank merger policy. A review of the government’s bank merger policy is not currently a priority and as a result, it is unlikely that the Minister would grant an approval for a merger between any large Canadian financial institutions at this time.

The restrictions contained in the Bank Act and the Canadian government’s policies may deter, delay or prevent a future amalgamation involving the Bank and will prevent the acquisition of control of the Bank, including transactions that could be perceived as advantageous to the Bank’s shareholders.

Amendments to the Rights, Privileges, Restrictions and Conditions of the Bank’s Share Capital

Under the Bank Act, the rights of holders of the Bank’s shares can be changed by the board of directors of the Bank by making, amending or repealing the by-laws of the Bank. The board of directors of the Bank must submit such a by-law, or amendment to or repeal of a by-law, to the shareholders of the Bank in accordance with the procedures of the Bank Act and the Bank’s by-laws, and the shareholders must approve the by-law, amendment to or repeal of the by-law by special resolution to be effective. Under the Bank Act, a special resolution is a resolution passed by not less than two-thirds of the votes cast by or on behalf of the shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution. In some circumstances, the Bank Act mandates that holders of shares of a class or a series are entitled to vote separately as a class or series on a proposal to amend the by-laws of the Bank.

Meetings of the Shareholders

Quorum

The Bank Act permits a bank to establish by by-law the quorum requirement for meetings of shareholders. The Bank’s by-laws provide that a quorum at any meeting of shareholders will be any shareholders present in person or represented by proxy of at least 25% of the outstanding shares of the Bank entitled to vote at the meeting.

Annual Meetings; Shareholder Proposals

The Bank is required to hold an annual meeting of shareholders not later than six months after the end of each financial year on such day and at such time as its directors shall determine.

Proposals by shareholders of a bank may be made by certain registered or beneficial holders of shares that are entitled to vote at an annual meeting of shareholders. To be eligible to submit any shareholder proposal, a shareholder must satisfy certain eligibility criteria set forth in the Bank Act. Under the Bank Act, shareholder proposals may only be submitted at annual meetings of shareholders. A shareholder eligible to submit a proposal and entitled to vote at an annual meeting of shareholders may submit to the Bank notice of any matter that the shareholder proposes to raise at the meeting provided that, among other things, the proposal is submitted to the Bank at least 90 days before the anniversary date of the notice of meeting that was sent to shareholders in respect of the Bank’s previous annual meeting of shareholders.

If the Bank solicits proxies for such annual meeting, it is required to set out in the management proxy a proposal submitted by a shareholder for consideration at such meeting. If so requested by a shareholder who submits a proposal to the Bank, the Bank is required to include in the management proxy circular, or attach thereto, a statement by the shareholder in support of the proposal and the name and address of the shareholder. The proposal and the statement together are not to exceed 500 words. Under the Bank Act, a proposal may include nominations for the election of directors if it is signed by one or more holders of shares representing in the aggregate not less than 5% of the issued and outstanding shares of the Bank or 5% of the issued and outstanding shares of a class of shares of the Bank entitled to vote at the meeting at which the proposal is to be presented.

The Bank is not required to comply with the obligations to include the proposal, or a statement of the shareholder submitting a proposal, in its management proxy circular, if

•	the proposal is not submitted to the Bank at least 90 days before the anniversary date of the notice of meeting that was sent to shareholders in respect of the previous annual meeting of shareholders;

•	it clearly appears that the primary purpose of the proposal is to enforce a personal claim or redress a personal grievance against the Bank or its directors, officers or security holders;

•	it clearly appears that the proposal does not relate in a significant way to the business or affairs of the Bank;

•	the person submitting the proposal failed within the prescribed period before the Bank receives their proposal to present, in person or by proxy, at a meeting of shareholders a proposal that at their request had been set out in or attached to a management proxy circular;

•	substantially the same proposal was set out in or attached to a management proxy circular or dissident’s proxy circular relating to, and presented to shareholders at, a meeting of shareholders of the Bank held within the prescribed period before the receipt of the proposal and did not receive the prescribed minimum amount of support at the meeting; or

•	the rights to submit a proposal as described above are being abused to secure publicity.

If the Bank refuses to include a proposal in a management proxy circular, it is obligated to notify the shareholder in writing of such refusal and its reasons for such refusal. The shareholder may apply to a court if such shareholder claims it has been aggrieved by such refusal, and the court may restrain the holding of the meeting at which the proposal is sought to be presented and may make such further order it thinks fit. In addition, if the Bank claims to be aggrieved by the proposal, it may apply to a court for an order permitting the Bank to omit the proposal from the management proxy circular.

Special Meetings

Under the Bank Act, special meetings of shareholders may be called at any time by the board of directors. In addition, subject to certain provisions of the Bank Act, the holders of not less than 5% of the issued and outstanding shares of the Bank that carry the right to vote at a meeting may requisition that the directors call a meeting of shareholders for the purpose stated in the requisition and may call the special meeting if the directors do not do so within 21 days after receiving the request.

Size of Board of Directors

The Bank Act requires that the number of directors on the Bank’s board of directors be at least seven. All directors of the Bank are elected annually. The Bank Act also requires that at least a majority of the directors must be, at the time of each director’s election or appointment, resident Canadians.

Anti-Takeover Provisions and Ownership Provisions

Rules and policies of certain Canadian securities regulatory authorities, including Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions, contain requirements in connection with “related party transactions.” A related party transaction means, among other things, any transaction in which an issuer directly or indirectly engages in the following with a related party: acquires, sells, leases or transfers an asset, acquires the related party, acquires or issues securities, amends the terms of a security if the security is owned by the related party or assumes or becomes subject to a liability or takes certain other actions with respect to debt.

“Related party” includes directors, senior officers and holders of more than 10% of the voting rights attached to all outstanding voting securities of the issuer or holders of a sufficient number of any securities of the issuer to materially affect control of the issuer.

If a transaction is determined to be a related party transaction, Multilateral Instrument 61-101 requires, subject to certain exceptions, the preparation of a formal valuation relating to certain aspects of the transaction and more detailed disclosure in the proxy material sent to security holders in connection with the related party transaction, including disclosure related to the valuation.

Multilateral Instrument 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the shareholders of the issuer, other than the related parties, approve the transaction by a simple majority of the votes cast.

In addition, under the Bank Act, a sale of all or substantially all of the Bank’s assets to another financial institution or an amalgamation must also be approved by the shareholders by a vote of not less than two-thirds of the votes cast by shareholders who voted in respect of the special resolution, with each share carrying the right to vote whether or not it otherwise carries the right to vote. The holders of each class or series of shares which is affected differently by the sale from the shares of any other class or series are entitled to vote separately as a class or series. The Minister must also approve any such sale or amalgamation involving the Bank.

These restrictions, in addition to those imposed by the Bank Act relating to the purchase or other acquisition, issue, transfer and voting of shares of the Bank’s common shares may deter, delay or prevent a future amalgamation involving the Bank and will prevent the acquisition of control of the Bank, including transactions that could be perceived as advantageous to the Bank’s shareholders. See “—Limitations Affecting Holders of Common and Preferred Shares.”

Rights of Inspection

Any person is entitled to a basic list of the Bank’s shareholders and may request the Bank to furnish such list within 10 days after receipt by the Bank of an affidavit, swearing that the list will not be used except in accordance with a permitted purpose, and payment of a reasonable fee. Further, shareholders and creditors of the Bank and their personal representatives may examine certain limited records of the Bank during its usual business hours and may take extracts therefrom, free of charge, or have copies made thereof on payment of a reasonable fee.

Transfer Agent and Registrar

The registrar and transfer agent for the Bank’s common and preferred shares is Computershare Trust Company of Canada at the following addresses: Computershare Trust Company of Canada, 100 University Ave., 8th Floor, Toronto, Ontario, M5J 2Y1 and Computershare Trust Company, National Association, 250 Royall Street, Canton, Massachusetts, 02021.

DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER

References to “the Bank,” “us,” “we” or “our” in this section mean The Bank of Nova Scotia, and do not include the subsidiaries of The Bank of Nova Scotia. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the applicable trustees maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. When we refer to “you” in this prospectus, we mean all purchasers of the debt securities being offered by this prospectus, whether they are the holders or only indirect owners of those debt securities. Owners of beneficial interests in the debt securities should read the section below entitled “Description of Certain Provisions Relating to the Debt Securities we may Offer—Legal Ownership and Book-Entry Issuance.”

The following description sets forth certain general terms and provisions of the debt securities. We will provide particular terms and provisions of a series of debt securities and a description of how the general terms and provisions described below may apply to that series in a prospectus supplement. Prospective investors should rely on information in the applicable prospectus supplement if it is different from the following information.

Debt Securities May Be Senior or Subordinated

We may issue debt securities which may be senior or subordinated in right of payment. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will be issued under our senior debt securities indenture described below and will be unsubordinated obligations that rank equally with all of our other unsecured and unsubordinated debt, including deposit liabilities, other than certain governmental claims in accordance with applicable law. The subordinated debt securities will be issued under one of our subordinated debt securities indentures described below and will be subordinate in right of payment to all of our senior indebtedness, as set forth in the applicable subordinated debt securities indenture. None of the indentures limit our ability to incur additional indebtedness.

In the event we become insolvent, our governing legislation provides that priorities among payments of our deposit liabilities (including payments in respect of the senior debt securities) and payments of all of our other liabilities (including payments in respect of the subordinated debt securities) are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities. In addition, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the debt securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, and holders of debt securities should look only to our assets for payments on the debt securities.

Neither the senior debt securities nor the subordinated debt securities will constitute deposits insured under the Canada Deposit Insurance Corporation Act (Canada) or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States governmental agency or instrumentality.

When we refer to “debt securities” or “debt security” in this section, we mean both the senior debt securities and the subordinated debt securities.

The Senior and Subordinated Debt Securities Indentures

The senior debt securities and the subordinated debt securities are each governed by indentures—the senior debt securities indenture, in the case of the senior debt securities, and either the subordinated debt securities indenture or the subordinated debt securities indenture (Non-Viability Contingent Capital)(NVCC) (the “NVCC subordinated debt securities indenture”), in the case of the subordinated debt securities. When we refer to the “indentures,” we mean the senior debt securities indenture, the subordinated debt securities indenture and the NVCC subordinated debt securities indenture, collectively, when we refer to the “indenture,” we mean the senior debt securities indenture, the subordinated debt securities indenture or the NVCC subordinated debt securities indenture, as applicable, and when we refer to the “subordinated debt securities indentures,” we mean either the subordinated debt securities indenture or the NVCC subordinated debt securities indenture, as applicable. Each indenture is a contract between us, Computershare Trust Company, National Association, as U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee, which act as trustees. When we refer to the “trustees,” we mean both the U.S. trustee and the Canadian trustee, and when we refer to the “trustee,” we mean either the U.S. trustee or the Canadian trustee, as applicable. The indentures are subject to and governed by the U.S. Trust Indenture Act of 1939, as amended, and applicable Canadian trust indenture legislation. The indentures are substantially identical, except for the provisions relating to:

•	the events of default, which are more limited in the subordinated debt securities indentures;

•	subordination, which are included only in the subordinated debt securities indentures; and

•	the non-viability contingent capital provisions, which are included only in the NVCC subordinated debt securities indenture, unless otherwise included in the subordinated debt securities indentures by way of supplemental indenture.

Reference to the indenture or the trustees, with respect to any debt securities, means the indenture under which those debt securities are issued and the trustees under that indenture.

The trustees have two main roles:

•	The trustees can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations on the extent to which the trustees act on behalf of holders, described below under “—Events of Default—Remedies If an Event of Default Occurs.”

•	The trustees perform administrative duties for us, such as sending interest payments and notices to holders and transferring a holder’s debt securities to a new buyer if a holder sells.

The indentures and their associated documents contain the full legal text of the matters described in this section. The indentures and the debt securities will be governed by New York law, except for the subordination provisions in the subordinated debt securities indentures, the non-viability contingent capital provisions in the NVCC subordinated debt securities indenture (or in the subordinated debt securities indenture pursuant to any amendment or supplement thereto) and certain provisions relating to the status of the senior debt securities, which will be governed by the laws of the Province of Ontario and the laws of Canada applicable therein. A copy of each of the senior debt securities indenture, the subordinated debt securities indenture and the NVCC subordinated debt securities indenture is an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” above for information on how to obtain a copy.

General

We may issue as many distinct series of debt securities as we wish under each indenture. The provisions of the senior debt securities indenture and the subordinated debt securities indentures allow us not only to issue debt securities with terms different from those previously issued under the applicable indenture, but also to “re-open” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your applicable prospectus supplement at any time without your consent and without notifying you. In addition, we may issue additional debt securities of any series at any time without your consent and without notifying you. We may also issue other securities at any time without your consent and without notifying you. The indentures do not limit our ability to incur other indebtedness or to issue other securities, and we are not subject to financial or similar restrictions under the indentures.

This section summarizes the material terms of the debt securities that are common to all series, subject to any modifications contained in an applicable prospectus supplement. Most of the specific terms of your series will be described in the applicable prospectus supplements accompanying this prospectus. As you read this section, please remember that the specific terms of your debt security as described in the applicable prospectus supplements will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between the information in the applicable prospectus supplements and this prospectus, the information in the most recent applicable prospectus supplement will control. Accordingly, the statements we make in this section may not apply to your debt securities. Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures and the applicable series of debt securities, including definitions of certain terms used in the indentures and the applicable series of debt securities. In this summary, we describe the meaning of only some of the more important terms. You must look to the indentures or the applicable series of debt securities for the most complete description of what we describe in summary form in this prospectus.

We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. An applicable prospectus supplement relating to the original issue discount securities will describe U.S. federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed debt securities or debt securities denominated in foreign currencies or currency units, as described in more detail in an applicable prospectus supplement relating to any of the particular debt securities. An applicable prospectus supplement relating to specific debt securities will also describe any special considerations and any additional material tax considerations applicable to such debt securities.

When we refer to a series of debt securities, we mean a series issued under the indenture pursuant to which the debt securities will be issued. Each series is a single distinct series under the indenture pursuant to which they will be issued and we may issue debt securities of each series in such amounts, at such times and on such terms as we wish. The debt securities of each series will differ from one another, and from any other series, in their terms, but all debt securities of a series together will constitute a single series for all purposes under the indenture pursuant to which they will be issued.

We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplements will describe the terms of any debt securities being offered, including:

•	the title of the series of debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the person to whom interest, if any, on a debt security is payable, if other than the holder on the regular record date;

•	the date or dates, if any, on which the series of debt securities will mature;

•	the rate or rates (which may be fixed or variable) per annum, at which the series of debt securities will bear interest, if any, how to calculate the interest rate or rates and the date or dates from which that interest, if any, will accrue;

•	the dates on which such interest, if any, will be payable and the regular record dates for such interest payment dates;

•	provisions, if any, for the cancellation of any interest payment at our discretion or under other circumstances;

•	the place or places where the principal of, premium, if any, and interest on the debt securities is payable;

•	any mandatory or optional sinking funds or similar provisions or provisions for redemption at our option or the option of the holder;

•	if applicable, the date after which, the price at which, the periods within which and the terms and conditions upon which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed and other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if applicable, the terms and conditions upon which the debt securities may be repayable prior to final maturity at the option of the holder thereof (which option may be conditional);

•	the portion of the principal amount of the debt securities, if other than the entire principal amount thereof, payable upon acceleration of maturity thereof;

•	if the debt securities may be converted into or exercised or exchanged for other of our securities, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of our securities issuable upon conversion, exercise or exchange may be adjusted;

•	if other than denominations of US$2,000 and integral multiples of US$1,000 in excess thereof, the denominations in which the series of debt securities will be issuable;

•	the currency of payment of principal, premium, if any, and interest on the series of debt securities;

•	if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index, formula or other method used to determine the amount of payment of principal or premium, if any, and/or interest on the series of debt securities;

•	the applicability of the provisions described under “—Defeasance” below;

•	any event of default under the series of debt securities if different from those described under “—Events of Default” below;

•	if the series of debt securities will be issuable only in the form of a global debt security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global debt security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•	any other special feature of the series of debt securities.

Market-Making Transactions

One or more of our subsidiaries may purchase and resell debt securities in market-making transactions after their initial issuance. We may also, subject to applicable law and any required regulatory approval, purchase debt securities in the open market or in private transactions to be held by us or cancelled.

Covenants

Except as described in this sub-section or as otherwise provided in an applicable prospectus supplement with respect to any series of debt securities, we are not restricted by the indentures from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity, nor do they contain any covenants or other provisions that would limit our or our subsidiaries’ right to incur additional indebtedness, enter into any sale and leaseback transaction or grant liens on our or our subsidiaries’ assets. The indentures do not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events that may adversely affect the creditworthiness of the debt securities, for example, a highly leveraged transaction, except as otherwise specified in this prospectus or any applicable prospectus supplement.

Mergers and Similar Events

Each of the indentures provide that we are permitted to merge, amalgamate, consolidate or otherwise combine with another entity, or to sell or lease substantially all of our assets to another entity, as long as the following conditions are met:

•	When we merge, amalgamate, consolidate or otherwise are combined with another entity, or sell or lease substantially all of our assets, the surviving, resulting or acquiring entity is a duly organized entity and is legally responsible for and assumes, either by agreement, operation of law or otherwise, our obligations under such indenture and the debt securities issued thereunder.

•	The merger, amalgamation, consolidation, other combination, or sale or lease of assets, must not result in an event of default under such indenture. A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specified period of time were disregarded.

If the conditions described above are satisfied, we will not need to obtain the consent of the holders of the debt securities in order to merge, amalgamate, consolidate or otherwise combine with another entity or to sell or lease substantially all of our assets.

We will not need to satisfy the conditions described above if we enter into other types of transactions, including:

•	any transaction in which we acquire the stock or assets of another entity but in which we do not merge, amalgamate, consolidate or otherwise combine;

•	any transaction that involves a change of control but in which we do not merge, amalgamate, consolidate or otherwise combine; or

•	any transaction in which we sell less than substantially all of our assets.

It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of debt securities, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Debt Securities

There are four types of changes we can make to the indenture and the debt securities issued under that indenture. However, any deletion, addition or variation to the terms and conditions of the subordinated debt securities which might affect the classification afforded the subordinated debt securities under the capital adequacy requirements pursuant to the Bank Act and the regulations and guidelines thereunder will require the prior written approval of the Superintendent of Financial Institutions (Canada) (the “Superintendent”).

Changes Requiring Consent of All Holders. First, there are changes that cannot be made to the indenture or the debt securities without the consent of each holder of a series of debt securities affected in any material respect by the change under a particular indenture. The following is a list of those types of changes:

•	change the stated maturity, if any, of the principal of a debt security;

•	reduce the interest on a debt security, except as may be permitted by the indenture;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount security) following a default;

•	change the currency of payment on a debt security;

•	change the place of payment for a debt security;

•	impair a holder’s right to sue for payment;

•	impair a holder’s right to require repurchase on the original terms of those debt securities that provide a right of repurchase;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture.

Changes Requiring a Majority Consent. The second type of change to the indenture and the debt securities is the kind that requires the consent of holders of debt securities owning not less than a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the debt securities. We may also obtain a waiver of a past default from the holders of debt securities owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described above under “—Changes Requiring Consent of All Holders” unless we obtain the individual consent of each holder to the waiver.

Changes Not Requiring Consent. The third type of change to the indenture and the debt securities does not require the consent by holders of debt securities. This type is limited to the issuance of new series of debt securities under the indenture, clarifications and certain other changes that would not adversely affect in any material respect the interests of the holders of the debt securities of any series.

We may also make changes or obtain waivers that do not adversely affect in any material respect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the consent of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Modification of Subordination Provisions. The fourth type of change to the indenture and the debt securities is the kind that requires the consent of the holders of a majority of the principal amount of all affected series of subordinated debt securities, voting together as one class. We may not modify the subordination provisions of the subordinated debt securities indentures in a manner that would adversely affect in any material respect the outstanding subordinated debt securities of any one or more series without the consent of the holders of a majority of the principal amount of all affected series of subordinated debt securities, voting together as one class.

Further Details Concerning Voting. When seeking consent, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known, we will use a special rule for that debt security described in the applicable prospectus supplement.

•	For debt securities denominated in one or more non-U.S. currencies or currency units, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote or take other action under the applicable indenture, if we have given a notice of redemption and deposited or set aside in trust for the holders money for the payment or redemption of those debt securities. Debt securities will also not be considered outstanding, and therefore not eligible to vote or take other action under the applicable indenture, if they have been fully defeased as described below under “—Defeasance—Full Defeasance” or if we or one of our affiliates is the beneficial owner of the debt securities.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In certain limited circumstances, the trustees will be entitled to set a record date for action by holders. If the trustees or we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. We or the trustees, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action.

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Special Provisions Related to the Subordinated Debt Securities

The subordinated debt securities issued under the subordinated debt securities indentures will be our direct unsecured obligations constituting subordinated indebtedness for the purpose of the Bank Act and will therefore rank subordinate to our deposits. Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt securities indentures may prohibit us from making payments on these debt securities.

If we become insolvent or are wound-up, the subordinated debt securities will rank subordinate in right of payment to the prior payment in full of all indebtedness of the Bank then outstanding, other than liabilities which, by their terms, rank in right of payment equally with or subordinate to the subordinated indebtedness, and in accordance with the terms of such liabilities or such other indebtedness under certain circumstances and, except as otherwise provided in an applicable prospectus supplement with respect to any series of subordinated debt securities, will rank equally with, but not prior to, all other Subordinated indebtedness.

For these purposes, “indebtedness” at any time means:

(1)	all deposit liabilities of the Bank; and

(2)	all other liabilities and obligations of the Bank which in accordance with the accounting rules established for Canadian chartered banks issued under the authority of the Superintendent appointed pursuant to OSFI pursuant to the Bank Act (Canada) or with International Financial Reporting Standards as issued by the International Accounting Standards Board, as the case may be, would be included in determining the total liabilities of the Bank at such time, other than liabilities for paid-up capital, contributed surplus, retained earnings and general reserves of the Bank.

“Subordinated indebtedness” at any time means:

(1)	the liability of the Bank in respect of the principal of and premium, if any, and interest on its outstanding subordinated indebtedness;

(2)	any indebtedness which ranks equally with and not prior to the outstanding subordinated indebtedness, in right of payment in the event of the insolvency or winding up of the Bank and which, pursuant to the terms of the instrument evidencing or creating the same, is expressed to be subordinate in right of payment to all indebtedness to which the outstanding subordinated indebtedness is subordinate in right of payment to at least the same extent as the outstanding subordinated indebtedness is subordinated thereto pursuant to the terms of the instrument evidencing or creating the same; and

(3)	any indebtedness which ranks subordinate to and not equally with or prior to the outstanding subordinated indebtedness, in right of payment in the event of the insolvency or winding-up of the Bank and which, pursuant to the terms of the instrument evidencing or creating the same, is expressed to be subordinate in right of payment to all indebtedness to which the outstanding subordinated indebtedness is subordinate in right of payment to at least the same extent as the outstanding subordinated indebtedness is subordinate pursuant to the terms of the instrument evidencing or creating the same.

The subordination provisions of the subordinated debt securities indentures are governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Non-Viability Contingent Capital Provisions

In accordance with capital adequacy requirements adopted by the OSFI, in order to qualify as regulatory capital, non-common capital instruments issued after January 1, 2013, including subordinated debt securities, must include terms providing for the full and permanent conversion of such securities into common shares of the Bank upon the occurrence of a Trigger Event (as defined herein) (the “NVCC Provisions”).

“Trigger Event” has the meaning set out in the OSFI Guideline for Capital Adequacy Requirements (CAR), Chapter 2 – Definition of Capital, dated December 2016, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

•	the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion or write-off, as applicable, of all contingent instruments and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

•	a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

The specific terms of any NVCC Provisions for any subordinated debt securities that we issue under this prospectus will be described in one or more prospectus supplements relating to such subordinated debt securities.

If subordinated debt securities issued under the subordinated debt securities indentures are converted into common shares in accordance with NVCC Provisions, the rights, terms and conditions of such securities, including with respect to priority and rights on liquidation, will no longer be relevant (except under limited circumstances) as all such securities will have been converted on a full and permanent basis into common shares ranking on parity with all other outstanding common shares of the Bank.

The NVCC Provisions of the NVCC subordinated debt securities indenture (or in the subordinated debt securities indenture pursuant to any amendment or supplement thereto) will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

The NVCC Provisions do not apply to senior debt securities offered under this prospectus.

Conversion or Exchange of Debt Securities

If and to the extent mentioned in the applicable prospectus supplements, any debt securities may be optionally or mandatorily convertible or exchangeable for other securities of the Bank, into the cash value therefor or into any combination of the above. The specific terms on which any debt securities may be so converted or exchanged will be described in the applicable prospectus supplements. These terms may include provisions for conversion or exchange, either mandatory, at the holder’s option or at our option, in which case the amount or number of securities the holders of the debt securities would receive would be calculated at the time and manner described in the applicable prospectus supplements.

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to each series of debt securities that is denominated in U.S. dollars and has a fixed rate of interest and will apply to other series of debt securities if we so specify in the applicable prospectus supplements. The following discussion of full defeasance and covenant defeasance will not be applicable to subordinated debt securities issued under the NVCC subordinated debt securities indenture.

Full Defeasance. If there is a change in U.S. federal income tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities of a series, called full defeasance, if we put in place the following other arrangements for holders to be repaid:

•	We must deposit in trust for the benefit of all holders of the debt securities of that series a combination of money and notes or bonds of (i) the U.S. government or (ii) a U.S. government agency or U.S. government-sponsored entity, the obligations of which, in each case, are backed by the full faith and credit of the U.S. government, that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•	There must be a change in current U.S. federal income tax law or a ruling by the United States Internal Revenue Service that lets us make the above deposit without causing the holders to be taxed on the debt securities of that series any differently than if we did not make the deposit and just repaid the debt securities of that series ourselves. (Under current U.S. federal income tax law, the deposit and our legal release from the obligations pursuant to the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.)

•	We must deliver to the trustees a legal opinion of our counsel confirming the tax-law change described above and that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would be the case if such deposit, defeasance and discharge had not occurred.

In the case of the subordinated debt securities, the following requirement must also be met:

•	No event or condition may exist that, under the provisions described under “—Special Provisions Related to the subordinated debt securities” above, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Even without a change in current U.S. federal income tax law, we can make the same type of deposit as described above, and we will be released from the restrictive covenants under the debt securities of a series that may be described in the applicable prospectus supplements. This is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and U.S. government, U.S. government agency or U.S. government-sponsored entity notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	Deposit in trust for the benefit of all holders of the debt securities of that series a combination of money and notes or bonds of (i) the U.S. government or (ii) a U.S. government agency or U.S. government-sponsored entity, the obligations of which, in each case, are backed by the full faith and credit of the U.S. government, that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates

•	Deliver to the trustees a legal opinion of our counsel confirming that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would be the case if such deposit and covenant defeasance had not occurred.

If we accomplish covenant defeasance, certain provisions of the indentures and the debt securities would no longer apply:

•	Covenants applicable to the series of debt securities and described in the applicable prospectus supplements.

•	Any events of default relating to breach of those covenants.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs (such as a bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall.

Events of Default

You will have special rights if an “event of default” occurs and is not cured, as described later in this subsection.

What is an Event of Default?

Under the senior debt securities indenture, the term “event of default” means in respect of any series of debt securities any of the following:

•	We do not pay the principal of or any premium on a debt security of that series within five days of its due date.

•	We do not pay interest on a debt security of that series for more than 30 days after its due date.

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

•	Any other event of default described in an applicable prospectus supplement occurs.

Under the subordinated debt securities indenture, the term “event of default” in respect of any series of debt securities means any of the following:

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

•	Any other event of default described in an applicable prospectus supplement occurs.

Under the NVCC subordinated debt securities indenture, the term “event of default” in respect of any series of debt securities means we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur. Neither the conversion of subordinated debt securities into common shares in accordance with NVCC Provisions, nor a default in the performance in any covenant of the Bank under such indenture, will constitute an event of default under the NVCC subordinated debt securities indenture or under the subordinated debt securities indenture (if the NVCC Provisions are included in the subordinated debt securities indenture pursuant to any amendment or supplement thereto).

Remedies if an Event of Default Occurs. If an event of default occurs, the trustees will have special duties. In that situation, the trustees will be obligated to use those of their rights and powers under the applicable indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

With respect to the senior debt securities indenture and the subordinated debt securities indenture, if an event of default has occurred and has not been cured, the trustees or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) and accrued and unpaid interest on all of the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. The declaration of acceleration of maturity is not, however, an automatic right upon the occurrence of an event of default, and for such acceleration to be effective, the trustees must take the aforementioned action or the holders must direct the trustees to act as described in this section below. Furthermore, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the debt securities of the affected series.

With respect to the NVCC subordinated debt securities indenture, if an event of default has occurred, and a Trigger Event has not occurred, the entire principal amount of and accrued and unpaid interest on all of the subordinated debt securities will become immediately due and payable without any declaration or other act on the part of the trustees or any holders of the subordinated debt securities.

If you are the holder of a subordinated debt security, the principal amount of the subordinated debt security will not be paid and may not be required to be paid at any time prior to the relevant maturity date, except in the event of our insolvency or winding-up

If any provisions of the Bank Act or any rules, regulations, orders or guidelines passed pursuant thereto or in connection therewith or guidelines issued by the Superintendent in relation thereto limit the payment of such unpaid principal and interest under the debt securities before a specified time, our obligation to make such payment will be subject to such limitation.

You should read carefully the applicable prospectus supplements relating to any series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default in which the trustees have the special duties described above, the trustees are not required to take any action under the indenture at the request of any holders unless the holders offer the trustees reasonable protection from expenses and liability, called an indemnity, reasonably satisfactory to the trustees. If such an indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustees. These majority holders may also direct the trustees in performing any other action under the applicable indenture with respect to the debt securities of that series.

Before you bypass the trustees and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities the following must occur:

•	the holder of the debt security must give the trustees written notice that an event of default has occurred and remains uncured;

•	the holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series, treated as one class, must make a written request that the trustees take action because of such event of default;

•	such holder or holders must offer reasonable indemnity to the trustees against the cost and other liabilities of taking that action;

•	the trustees must have not taken action for 90 days after receipt of the above notice and offer of indemnity; and

•	the trustees have not received any direction from a majority in principal amount of all outstanding debt securities that is inconsistent with such written request during such 90-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEES AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION

We will give to the trustees every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default.

DESCRIPTION OF CERTAIN PROVISIONS RELATING TO THE DEBT SECURITIES WE MAY OFFER

Form, Exchange and Transfer

Unless we specify otherwise in an applicable prospectus supplement, the debt securities will be issued:

•	only in fully-registered form;

•	without interest coupons; and

•	in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

If a debt security is issued as a registered global debt security, as the case may be, only the depositary—such as DTC, Euroclear and Clearstream, each as defined below under “Legal Ownership and Book-Entry Issuance”—will be entitled to transfer and exchange the debt security, as described in this subsection because the depositary will be the sole registered holder of such debt security and is referred to below as the “holder.” Those who own beneficial interests in a global debt security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed by the applicable procedures of the depositary and its participants. We describe book-entry procedures below under “Legal Ownership and Book-Entry Issuance.”

Holders of debt securities issued in fully-registered form may have their debt securities broken into more debt securities of smaller authorized denominations or combined into fewer debt securities of larger authorized denominations, as long as the total principal amount is not changed. This is called an exchange.

Holders may exchange or register the transfer of debt securities at the office of the applicable trustee. Debt securities may be transferred by endorsement. Holders may also replace lost, stolen or mutilated debt securities at that office. The trustees act as our agents for registering debt securities in the names of holders and registering the transfer of debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also record transfers. The applicable trustee may require an indemnity before replacing any debt securities.

Holders will not be required to pay a service charge to register the transfer or exchange of debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registration of a transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional agents, they will be named in the applicable prospectus supplements. We may cancel the designation of any particular agent. We may also approve a change in the office through which any agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the registration of transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders entitled to receive the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit registration of transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

The Trustees

Computershare Trust Company, National Association and Computershare Trust Company of Canada serve as the trustees for our senior debt securities.

Computershare Trust Company, National Association and Computershare Trust Company of Canada also serve as the trustees for the subordinated debt securities.

The trustees make no representation or warranty, whether express or implied, with respect to the Bank, the debt securities and other matters described in this prospectus. The trustees have not prepared or reviewed any of the information included in this prospectus, except the trustees have consented to the use of their names. Such approval does not constitute a representation or approval by the trustees of the accuracy or sufficiency of any information contained in this prospectus.

Payment and Paying Agents

In accordance with and subject to the specific terms of any debt securities, we will pay interest to the person listed in the trustees’ records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and will be stated in an applicable prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of Computershare Trust Company, National Association or such other office as may be agreed upon. Holders must make arrangements to have their payments picked up at or wired from that office or such other office as may be agreed upon. We may also choose to pay interest by mailing checks.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustees’ corporate trust offices. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify holders of changes in the paying agents for any particular series of debt securities.

Notices

We and the trustees will send notices regarding the debt securities only to registered holders, using their addresses as listed in the trustees’ records. With respect to who is a registered “holder” for this purpose, see “Legal Ownership and Book-Entry Issuance.”

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustees or any other paying agent.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered debt securities issued in global i.e., book-entry, form. First we describe the difference between registered ownership and indirect ownership of registered debt securities. Then we describe special provisions that apply to global debt securities.

Who is the Legal Owner of a Registered Security?

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global debt securities representing debt securities. We refer to those who have debt securities registered in their own names, on the books that we or the trustees maintain for this purpose, as the “registered holders” of those debt securities. Subject to limited exceptions, we and the trustees are entitled to treat the registered holder of a debt security as the person exclusively entitled to vote, to receive notices, to receive any interest or other payment in respect of the debt security and to exercise all the rights and power as an owner of the debt security. We refer to those who own beneficial interests in debt securities that are not registered in their own names as indirect owners of those debt securities. As we discuss below, indirect owners are not registered holders, and investors in debt securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners. Unless otherwise noted in an applicable prospectus supplement, we will issue each debt security in book-entry form only. This means debt securities will be represented by one or more global debt securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

Under each indenture (and the Bank Act in the case of subordinated indebtedness), subject to limited exceptions and applicable law, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global debt security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect owners, and not registered holders, of the debt securities.

Street Name Owners. We may issue debt securities initially in non-global form or we may terminate an existing global debt security, as described below under “—Holder’s Option to Obtain a Non-Global Debt Security; Special Situations When a Global Debt Security Will Be Terminated.” In these cases, investors may choose to hold their debt securities in their own names or in street name. Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

For debt securities held in street name, we will, subject to limited exceptions and applicable law, recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect owners, not registered holders, of those debt securities.

Registered Holders. Subject to limited exceptions, our obligations, as well as the obligations of the trustees under any indenture and the obligations, if any, of any other third parties employed by us, run only to the registered holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global debt securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a debt security or has no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the registered holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—for example, to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the registered holders, and not the indirect owners, of the relevant debt securities. Whether and how the registered holders contact the indirect owners is up to the registered holders.

When we refer to “you” in this prospectus, we mean all purchasers of the debt securities being offered by this prospectus and the applicable prospectus supplements, whether they are the registered holders or only indirect owners of those debt securities. When we refer to “your debt securities” in this prospectus, we mean the debt securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners. If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Debt Security?

Unless otherwise noted in the applicable prospectus supplement, we will issue each debt security in book-entry form only. Each debt security issued in book-entry form will be represented by a global debt security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any debt security for this purpose is called the “depositary” for that debt security. A debt security will usually have only one depositary but it may have more. Each series of debt securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	Euroclear Bank S.A./N.V., as operator of the Euroclear System, which is known as “Euroclear”;

•	Clearstream Banking, société anonyme, which is known as “Clearstream”; or

•	any other clearing system or financial institution named in the applicable prospectus supplements.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global debt security, investors may hold beneficial interests in that debt security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your debt securities will be named in the applicable prospectus supplements; if none is named, the depositary will be DTC.

A global debt security may represent one or any other number of individual debt securities. Generally, all debt securities represented by the same global debt security will have the same terms. We may, however, issue a global debt security that represents multiple debt securities of the same kind, such as debt securities that have different terms and are issued at different times. We call this kind of global debt security a master global debt security. The applicable prospectus supplements will not indicate whether your debt securities are represented by a master global debt security.

A global debt security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Debt Security; Special Situations When a Global Debt Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global debt security, and investors will be permitted to own only indirect interests in a global debt security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose debt security is represented by a global debt security will not be a holder of the debt security, but only an indirect owner of an interest in the global debt security.

If an applicable prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global debt security at all times unless and until the global debt security is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Debt Security; Special Situations When a Global Debt Security Will Be Terminated.” If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Debt Securities. As an indirect owner, an investor’s rights relating to a global debt security will be governed by the account rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (such as Euroclear or Clearstream, if

DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of debt securities and instead deal only with the depositary that holds the global debt security.

If debt securities are issued only in the form of a global debt security, an investor should be aware of the following:

•	an investor cannot cause the debt securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe above under “—Who is the Legal Owner of a Registered Security?”;

•	an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global debt security in circumstances in which certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global debt security, and those policies may change from time to time. We and the trustees will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global debt security. We and the trustees also do not supervise the depositary in any way;

•	the depositary may require that those who purchase and sell interests in a global debt security within its book-entry system use immediately available funds and your bank, broker or other financial institution may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global debt securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities, and those policies may change from time to time. For example, if you hold an interest in a global debt security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that debt security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We and the trustees do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non- Global Debt Security; Special Situations When a Global Debt Security Will Be Terminated. If we issue any series of debt securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global debt securities, any beneficial owner entitled to obtain non-global debt securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the debt securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global debt security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global debt security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who is the Legal Owner of a Registered Security?.”

The special situations for termination of a global debt security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global debt security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustees that we wish to terminate that global debt security; or

•	if an event of default has occurred with regard to these debt securities and has not been cured or waived.

If a global debt security is terminated, only the depositary, and neither we nor the trustees for any debt securities, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global debt security will be registered and, therefore, who will be the registered holders of those debt securities.

Considerations Relating to DTC

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through DTC participants, who will receive a credit for the debt securities on DTC’s records. Transfers of ownership interests in the debt securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners.

Redemption notices will be sent to DTC’s nominee, Cede & Co., as the registered holder of the debt securities. If less than all of the debt securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then-current procedures.

In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the debt securities will be made by the relevant trustee to DTC. DTC’s usual practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Considerations Relating to Clearstream and Euroclear

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear have respectively informed us that Clearstream and Euroclear each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders. Clearstream and Euroclear provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream and Euroclear also deal with domestic securities markets in several countries through established depositary and custodial relationships. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Clearstream and Euroclear customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream and Euroclear is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

Euroclear and Clearstream may be depositaries for a global debt security. In addition, if DTC is the depositary for a global debt security, Euroclear and Clearstream may hold interests in the global debt security as participants in DTC.

As long as any global debt security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global debt security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global debt security and there is no depositary in the United States, you will not be able to hold interests in that global debt security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations Relating to Transactions in Euroclear and Clearstream. Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any debt securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

UNITED STATES TAXATION

This section describes the material U.S. federal income tax consequences to a U.S. holder (as defined below) of owning the securities we are offering. It is the opinion of Shearman & Sterling LLP, counsel to the Bank. It applies to you only if you acquire your securities at their original issuance, and you hold your securities as capital assets for U.S. federal income tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark–to–market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax–exempt organization,

•	a person that actually or constructively owns 10% or more of our voting stock,

•	a person that holds securities as part of a straddle or a hedging or conversion transaction, or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed Treasury regulations promulgated under the Code, published rulings and court decisions, as well as the income tax treaty between the United States and Canada (the “Treaty”), all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the securities. This summary does not address tax consequences applicable to holders of equity interests in a holder of the securities, U.S. federal estate, gift or alternative minimum tax considerations, or non-U.S., state or local tax considerations.

Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

You are a U.S. holder if you are a beneficial owner of a security and you are:

•	a citizen or individual resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•	a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Tax consequences to holders of our shares

This subsection discusses the U.S. federal income tax consequences relevant to the purchase, ownership and disposition of our shares. Additional U.S. federal income tax consequences relevant to certain preferred shares are not described in this prospectus and will be discussed in an applicable prospectus supplement.

Taxation of Dividends

The gross amount of any dividend we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation. If you are a noncorporate U.S. holder, dividends paid to you that constitute “qualified dividend income” will be taxable to you at preferential rates applicable to long-term capital gains provided that (i) the Bank is a “qualified foreign corporation” and (ii) you hold the shares for more than 60 days during the 121 day period beginning 60 days before the ex–dividend date (or, in the case of preferred stock, if the dividend is attributable to a period or periods aggregating over 366 days, provided that you hold the shares for more than 90 days during the 181 day period beginning 90 days before the ex–dividend date) and meet other holding period requirements. The Bank generally will be a “qualified foreign corporation” if (1) it is either (a) eligible for the benefits of the Treaty, or (b) if the stock with respect to which such dividend is paid is readily tradable on an established securities market in the United States (as determined for U.S. federal income tax purposes), and (2) it is not a PFIC (as defined below) in the taxable year of the distribution or the immediately preceding taxable year. The Bank expects to be eligible for the benefits of the Treaty. In addition, as discussed below under “—PFIC Rules,” the Bank does not believe it should be treated as a PFIC for the current year or any future years.

The dividend is taxable to you when you receive the dividend, actually or constructively. The dividend will not be eligible for the dividends–received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. The amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the Canadian payments made, determined at the spot Canadian dollar/U.S. dollar rate on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date you include the dividend payment in income to the date you convert the payment into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. Such gain or loss generally will be income or loss from sources within the United States for U.S. foreign tax credit limitation purposes. Distributions in excess of current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated as a non–taxable return of capital to the extent of your tax basis in the shares and thereafter as capital gain. We do not expect to maintain calculations of earnings and profits for U.S. federal income tax purposes. Therefore, a U.S. holder should expect that such distribution will generally be treated as a dividend.

For U.S. foreign tax credit limitation purposes, dividends will be treated as income from sources outside the United States and will, depending on your circumstances, be treated as either “passive” or “general” income for U.S. foreign tax credit limitation purposes. The rules relating to the determination of the U.S. foreign tax credit, or deduction in lieu of the U.S. foreign tax credit, are complex and you should consult your tax advisors with respect to these rules.

Sale or Exchange of Shares

If you are a U.S. holder and you sell or otherwise dispose of your shares, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your shares. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for U.S. foreign tax credit limitation purposes.

PFIC Rules

We believe that our shares should not be treated as stock of a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes, but this conclusion is a factual determination that is made annually and thus may be subject to change. Any subsequent determinations that we make with respect to our PFIC status will be discussed in an applicable prospectus supplement.

In general, if you are a U.S. holder, we will be a PFIC with respect to you if for any taxable year in which you held our shares:

•	at least 75% of our gross income for the taxable year is passive income, or

•	at least 50% of the value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income.

Passive income generally includes dividends, interest, royalties, rents (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from the sale or exchange of assets that produce passive income. If a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests described above as owning its proportionate share of the of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income. In addition, for purposes of the PFIC tests described above, income derived in the active conduct of our banking business should not be treated as passive income.

Tax consequences to holders of our debt securities

This subsection deals only with debt securities that are due to mature 30 years or less from the date on which they are issued and whose terms are described in this prospectus. This subsection does not deal with debt securities that, upon the occurrence of an applicable “trigger event,” will automatically be converted into common shares. The U.S. federal income tax consequences of owning such debt securities and debt securities whose terms are not described in this prospectus will be discussed in an applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, we intend to treat the debt securities as indebtedness for U.S. federal income tax purposes, and the balance of this summary assumes the debt securities are treated as indebtedness for U.S. federal income tax purposes. However, the treatment of a debt security as indebtedness for U.S. federal income tax purposes depends on a number of factors, and if the debt securities are not properly treated as indebtedness for U.S. federal income tax purposes, the U.S. federal income tax treatment of investors in debt securities may be different than that described below.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “—Original Issue Discount—General,” you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest that we pay on the debt securities and original issue discount, if any, accrued with respect to the debt securities (as described below under “—Original Issue Discount”) is treated as income from sources outside the United States subject to the rules regarding the U.S. foreign tax credit allowable to a U.S. holder. Under the U.S. foreign tax credit rules, interest and original issue discount and additional amounts will, depending on your circumstances, be treated as either “passive” or “general” income for purposes of computing the U.S. foreign tax credit.

Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service (“IRS”).

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General. If you own a debt security, other than a short–term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt Securities.”

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1% of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant–yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest, and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General,” the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted tax basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre–Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre–issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre–issuance accrued interest,

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date, and

•	the payment will equal or exceed the amount of pre–issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre–issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in an applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security, and

•	in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant–yield method described above under “—General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant–yield method:

•	the issue price of your debt security will equal your cost,

•	the issue date of your debt security will be the date you acquired it, and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Debt Securities Purchased with Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant–yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the IRS.

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1.	0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

2.	15% of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates,

2.	a single fixed rate and one or more qualified floating rates,

3.	a single objective rate, or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•	your debt security satisfies certain other conditions.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

1.	a fixed multiple that is greater than 0.65 but not more than 1.35, or

2.	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate,

•	the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party, and

•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate, and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points, or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate that is unconditionally payable at least annually, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security,

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short–Term Debt Securities. In general, if you are an individual or other cash basis U.S. holder of a short–term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass–through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short–term debt securities on either a straight–line basis or under the constant–yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short–term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight–line basis unless you make an election to accrue the OID under the constant–yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short–term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short–term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short–term debt security, including stated interest, in your short–term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt Securities. If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis U.S. holder, as described under “—Tax consequences to holders of our debt securities — Payments of Interest.” You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the IRS. See also “—Original Issue Discount—Election to Treat All Interest as Original Issue Discount.”

Debt Securities Purchased with Market Discount

You will be treated as if you purchased your debt security, other than a short–term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	In the case of an initial purchaser, you purchase your debt security for less than its issue price as determined above under “—Original Issue Discount—General,” and

•	the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1% of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of a discount debt security for these purposes, you generally add any OID that has accrued on the debt security prior to your acquisition of the debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1% multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight–line basis unless you elect to accrue market discount using a constant–yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security, and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “—Original Issue Discount—Short–Term Debt Securities” or “—Debt Securities Purchased with Market Discount,”

•	attributable to accrued but unpaid interest,

•	the rules governing contingent payment obligations apply, or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as U.S. source ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Indexed Debt Securities, Exchangeable Debt Securities, Contingent Payment Debt Securities, Convertible Debt Securities

An applicable prospectus supplement will discuss any special U.S. federal income tax rules with respect to debt securities the payments on which are determined by reference to any index, a financial or economic measure or pursuant to a formula, debt securities that are exchangeable at our option or the option of the holder into debt securities of an issuer other than the Bank or into other property, debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities and debt securities that, upon the occurrence of an applicable “trigger event,” will automatically be converted into common shares.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require U.S. taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these Treasury regulations, if the debt securities are denominated in a foreign currency, a U.S. holder that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on IRS Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the Treasury regulations. For individuals and trusts, this loss threshold is US$50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Other Considerations

Information with Respect to Foreign Financial Assets

Certain holders that own “specified foreign financial assets” with an aggregate value in excess of US$50,000 on the last day of the taxable year (or an aggregate value in excess of US$75,000 at any time during the taxable year) will generally be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stock or securities issued by non– U.S. persons, (ii) financial instruments and contracts held for investment that have non– U.S. issuers or counterparties, and (iii) interests in foreign entities. The securities may be subject to these rules. U.S. holders that are individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the securities.

Medicare Tax

U.S. holders that are individuals or estates and certain trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain with respect to debt securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds US$200,000 for an unmarried individual, US$250,000 for a married taxpayer filing a joint return (or a surviving spouse), US$125,000 for a married individual filing a separate return, or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their advisors with respect to the 3.8% Medicare tax.

Backup Withholding and Information Reporting

If you are a noncorporate U.S. holder, information reporting requirements, on IRS Form 1099, generally will apply to:

•	dividend payments or payments of principal and interest on a security or other taxable distributions made to you within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

•	the payment of the proceeds from the sale of a security effected at a U.S. office of a broker

Additionally, backup withholding will apply to such payments if you are a noncorporate U.S. holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a security that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of a security effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

•	a U.S. person,

•	a controlled foreign corporation for U.S. federal income tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three–year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a U.S. trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Foreign Accounts Tax Compliance Act Withholding

Sections 1471 through 1474 of the Code (which are commonly referred to as “FATCA”) generally impose a 30% withholding tax on certain payments, including “pass-thru” payments to certain persons if the payments are attributable to assets that give rise to U.S.-source income or gain. Pursuant to Treasury regulations, this withholding tax would not be imposed on payments made pursuant to obligations that are executed on or before the date that is six months after the date on which final Treasury regulations defining “foreign passthru payments” (a term not yet defined) are published and are not materially modified thereafter. FATCA withholding generally is not expected to be required on the securities, and any FATCA withholding on “foreign passthru payments” would not apply prior to January 1, 2019. FATCA is complex and significant aspects of the application of FATCA are not currently clear. You should consult your own tax advisers about the application of FATCA, in particular if you may be classified as a financial institution under the FATCA rules.

CANADIAN TAXATION

In the opinion of Osler, Hoskin & Harcourt LLP, our Canadian federal income tax counsel, the following summary describes the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires securities, including entitlement to all payments thereunder, as a beneficial owner pursuant to this prospectus and who, at all relevant times, for purposes of the application of the Income Tax Act (Canada) (the “Tax Act”), (i) is not, and is not deemed to be, resident in Canada; (ii) deals at arm’s length with us and with any transferee resident or deemed to be resident in Canada to whom the purchaser disposes of debt securities, (iii) is not affiliated with us, (iv) does not receive any payment of interest on the debt securities in respect of a debt or other obligation to pay an amount to a person with whom we do not deal at arm’s length, (v) does not use or hold the securities in a business carried on in Canada, and (vi) where the relevant securities are debt securities, is not a “specified shareholder” of the Bank and is not a person who does not deal at arm’s length with a specified shareholder of the Bank for purposes of subsection 18(5) of the Tax Act (a “Holder”). Special rules, which are not discussed in this summary, may apply to a non–Canadian holder that is an insurer that carries on an insurance business in Canada and elsewhere.

This summary is based on the current provisions of the Tax Act and the regulations thereunder and on counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and the regulations thereunder publicly announced by or on behalf of the Minister prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice in respect of any particular issuance of securities, the terms and conditions of which will be material to the Canadian federal income tax considerations with respect thereto. The Canadian federal income tax considerations applicable to securities may be described more particularly when such securities are offered (and only to the extent material) in a prospectus supplement or pricing supplement related thereto and, in that event, the following will be superseded thereby to the extent indicated in such supplement. If securities are otherwise issued without disclosure of Canadian federal income tax considerations, prospective purchasers of securities should consult their own tax advisors.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers of securities should consult their own tax advisors having regard to their own particular circumstances.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the securities not denominated in Canadian dollars must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act. The amounts subject to withholding tax and any capital gains or capital losses realized by a Holder may be affected by fluctuations in the relevant exchange rate.

Shares

Dividends on the Shares

Dividends paid or credited on the shares or deemed to be paid or credited on the shares to a Holder will be subject to Canadian non–resident withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Holder is entitled under any applicable income tax convention between Canada and the country in which the Holder is resident. For example, under the Canada–U.S. Income Tax Convention (1980) (the “Convention”), where dividends on the shares are considered to be paid to or derived by a Holder that is the beneficial owner of the dividends and a U.S. resident for the purposes of, and is entitled to benefits in accordance with, the provisions of the Convention, the applicable rate of Canadian non–resident withholding tax is generally reduced to 15%.

Disposition of the Shares

A Holder will not be subject to tax under the Tax Act on any gain realized on a disposition or deemed disposition of shares, unless the shares are “taxable Canadian property” to the Holder for purposes of the Tax Act and the Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Holder is resident.

Generally, the shares will not constitute taxable Canadian property to a Holder at a particular time provided that the shares are listed at that time on a designated stock exchange (which includes the Toronto Stock Exchange), unless at any particular time during the 60–month period that ends at that time (i) the Holder, persons with whom the Holder does not deal with at arm’s length, or the Holder together with all such persons, has owned 25% or more of the issued shares of any class or series of our capital stock and (ii) more than 50% of the fair market value of the shares was derived directly or indirectly from one or any combination of: (a) real or immovable properties situated in Canada, (b) “Canadian resource properties” (as defined in the Tax Act), (c) “timber resource properties” (as defined in the Tax Act), and (d) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, shares could be deemed to be taxable Canadian property. Holders whose shares may constitute taxable Canadian property should consult their own tax advisors.

Debt Securities

Interest paid or credited or deemed for purposes of the Act to be paid or credited on a debt security (including any amount paid at maturity in excess of the principal amount and interest deemed to be paid on the debt security in certain cases involving the assignment, deemed assignment or other transfer of a debt security to the Bank or any other resident or deemed resident of Canada) to a Holder will not be subject to Canadian non-resident withholding tax unless any portion of such interest (other than on a “prescribed obligation” described below) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class of shares of the capital stock of a corporation (“Participating Debt Interest”). A “prescribed obligation” is a debt obligation the terms or conditions of which provide for an adjustment to any amount payable in respect of the obligation for a period during which the obligation was outstanding which adjustment is determined by reference to a change in the purchasing power of money where no amount payable in respect of such obligation, other than an amount determined by reference to a change in the purchasing power of money, is contingent or dependent upon any of the criteria described in the definition of Participating Debt Interest. If any interest paid or credited or deemed to be paid or credited on a debt security is to be Participating Debt Interest, the Canadian non-resident withholding tax implications of the issuance of such debt securities will be described particularly in the relevant prospectus supplement or pricing supplement for such debt securities.

No other Canadian federal taxes on income or gains will be payable by a Holder on interest or principal, or on proceeds received by a Holder on the disposition of a debt security, including on a redemption, payment on maturity, repurchase or purchase of cancellation.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of a pension, profit–sharing or other employee benefit plan subject to Title I of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan or account subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans) (collectively, “plans”) should consider the fiduciary standards of ERISA and the prohibited transaction provisions of ERISA or the Code, as applicable, in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary of a plan subject to ERISA should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit plans from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to the plan or account. A party in interest who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain employee benefit plans and arrangements including those that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (“non–ERISA arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws (“similar laws”).

The acquisition of the securities by a plan with respect to which the Bank or certain of our affiliates is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired pursuant to and in accordance with an applicable exemption. Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code (the “service provider exemption”) may provide an exemption for the purchase, holding and sale of the securities offered hereby. Moreover, the United States Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief from prohibited transactions that may arise from the purchase or holding of the securities. These exemptions are:

•	PTCE 84–14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•	PTCE 90–1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91–38, an exemption for transactions involving bank collective investment funds;

•	PTCE 95–60, an exemption for transactions involving certain insurance company general accounts; and

•	PTCE 96–23, an exemption for plan asset transactions managed by in–house asset managers.

However, the applicability of each exemption depends on satisfaction of certain conditions, which may include the identity of the plan fiduciary making the decision to acquire or hold the securities on behalf of a plan, and there can be no assurance that any of these exemptions or any other exemption will be available with respect to any particular transaction involving the securities.

The securities may not be purchased or held by (i) any plan, (ii) any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) or (iii) any person investing “plan assets” of any plan, unless in each case the purchaser or holder is eligible for the exemptive relief under one or more of the PTCEs listed above, the service provider exemption or another applicable similar exemption. Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its acquisition and holding of the securities that it either (i) is not a plan or a plan asset entity and is not purchasing those securities on behalf of or with “plan assets” of any plan or plan asset entity or (ii) the acquisition, holding or disposition of the securities does not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. In addition, any purchaser or holder of the securities or any interest in the securities which is a non–ERISA arrangement will be deemed to have represented by its acquisition and holding of the securities that its acquisition, holding and disposition will not violate the provisions of any similar law.

In addition, any purchaser, that is a plan or that is acquiring the securities on behalf of a plan or a plan asset vehicle, including any fiduciary purchasing on behalf of a plan or plan asset vehicle, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that (a) none of the Bank, the trustees, or any of their respective affiliates (the Affiliated Parties) is a “fiduciary” (under Section 3(21) of ERISA, or under any final or proposed regulations thereunder, or with respect to a non–ERISA arrangement under any similar laws) with respect to the acquisition, holding or disposition of the securities, or as a result of any exercise by the Bank or its affiliates of any rights in connection with the securities, (b) no advice provided by any of the Affiliated Parties has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the securities and the transactions contemplated with respect to the securities, and (c) such purchaser recognizes and agrees that any communication from any of the Affiliated Parties to the purchaser with respect to the securities is not intended by the Affiliated Parties to be impartial investment advice and is rendered in its capacity as a seller of such securities and not a fiduciary to such purchaser.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non–exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities on behalf of or with assets of any plan, plan asset entity or non–ERISA arrangement consult with their counsel regarding the availability of exemptive relief and the potential consequences of purchasing or holding the securities under ERISA, the Code, or any similar laws, as applicable.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the securities, you should consult your legal counsel.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell any of the securities at any time after effectiveness of the registration statement of which this prospectus forms a part in one or more of the following ways from time to time:

•	through underwriters or dealers;

•	through agents; or

•	directly to one or more purchasers.

The offered securities may be distributed periodically in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

The applicable prospectus supplements will include:

•	the initial public offering price;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	our proceeds from the sale of the securities;

•	any underwriting discounts or commissions or agency fees and other underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	the place and time of delivery of the securities; and

•	any securities exchange on which the securities may be listed.

If underwriters are used in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions, at any time or times at a fixed public offering price or at varying prices. The underwriters may change from time to time any fixed public offering price and any discounts or commissions allowed or re-allowed or paid to dealers. If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the applicable prospectus supplements for such securities. If we grant any over-allotment option, the terms of the option will be set forth in the applicable prospectus supplements for the securities.

This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire our securities to be issued on a delayed or contingent basis.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act. Any discounts or commissions that we pay them and any profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, to contribute with respect to payments which they may be required to make in respect of such liabilities and to reimburse them for certain expenses.

Underwriters, dealers and agents and their affiliates or associates, may engage in transactions with us or perform services for us in the ordinary course of business and receive compensation from us.

Each series of offered debt securities and preferred shares will be a new issue of securities and will have no established trading market. Securities may or may not be listed on a national or foreign securities exchange or automated quotation system. Our common shares are currently listed on the NYSE and the TSX under the trading symbol “BNS”. Any underwriters or agents to whom securities are sold for public offering or sale may make, but are not required to make, a market in the securities, and the underwriters or agents may discontinue making a market in the securities at any time without notice. No assurance can be given as to the liquidity or the existence of trading markets for any securities.

Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the offered securities or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the offered securities to be higher than would be the case in the absence of such transactions.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The prospectus supplement may provide that the original issue date for a series of securities may be more than three scheduled business days after the trade date for the securities. Accordingly, in such a case, parties who wish to trade the securities on any date prior to the third business day before the original issue date for the securities, will be required, by virtue of the fact that the securities initially are expected to settle in more than three scheduled business days after the trade date for the securities, to make alternative settlement arrangements to prevent a failed settlement.

Selling Restrictions Outside the United States

Except as described in an applicable prospectus supplement, the Bank has taken no action that would permit a public offering of the securities or possession or distribution of this prospectus or any other offering material in any jurisdiction outside the United States where action for that purpose is required. Accordingly, each underwriter and agent will be required to represent, warrant and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells securities or possesses or distributes this prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and the Bank shall have no responsibility in relation to this.

With regard to each security, the relevant purchaser will be required to comply with those restrictions that the Bank and the relevant purchaser shall agree and as shall be set out in an applicable prospectus supplement.

Conflicts of Interest

Our affiliates, Scotia Capital Inc. (for distributions in Canada) and Scotia Capital (USA) Inc. (for distributions in the United States), may participate in the distribution of the securities as an underwriter, dealer or agent. Scotia Capital (USA) Inc., a wholly owned subsidiary of Scotia Capital Inc., is a securities broker-dealer registered with the SEC under the Exchange Act and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Scotia Capital Inc. is a Canadian investment dealer (not registered in the United States). Any offering of securities in which Scotia Capital (USA) Inc. participates will be conducted in compliance with the applicable requirements of FINRA Rule 5121. Scotia Capital (USA) Inc. will not participate in the distribution of an offering of securities that do not have a bona fide public market within the meaning of Rule 5121 or are not investment grade rated within the meaning of Rule 5121 or securities issued pursuant to this prospectus in the same series that have equal rights and obligations as investment grade rated securities unless either (1) each FINRA member firm primarily responsible for managing the public offering does not have a conflict of interest within the meaning of Rule 5121, is not an affiliate of any member that does have a conflict of interest, and meets the requirements of Rule 5121 with respect to disciplinary history or (2) a qualified independent underwriter has participated in the preparation of the prospectus supplement or other offering document for the offering of securities and has exercised the usual standards of due diligence with respect thereto. Neither Scotia Capital (USA) Inc. nor any other FINRA member participating in an offering of these securities issued pursuant to this prospectus that has a conflict of interest will confirm initial sales to any discretionary accounts over which it has authority without the prior specific written approval of the customer.

In compliance with the guidelines of FINRA, the maximum commission or discount to be received by the participating FINRA members may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus. We anticipate, however, that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

Market-Making Resale by Affiliates

This prospectus may be used by Scotia Capital Inc. (for market-making in Canada), Scotia Capital (USA) Inc. (for market-making in the United States) or one or more of our affiliates in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, Scotia Capital Inc., Scotia Capital (USA) Inc. or one of our affiliates may resell a security it acquires from other holders, after the original offering and sale of such security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Scotia Capital Inc., Scotia Capital (USA) Inc. or one of our affiliates may act as principal or agent, including as agent for the counterparty in a transaction in which Scotia Capital Inc., Scotia Capital (USA) Inc. or one of our affiliates, as applicable, acts as principal, or as agent for both counterparties in a transaction in which Scotia Capital Inc., Scotia Capital (USA) Inc. or such affiliate, as applicable, does not act as principal. Scotia Capital Inc., Scotia Capital (USA) Inc. or one of our affiliates may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities previously issued. We do not expect to receive any proceeds from market-making transactions. We do not expect that Scotia Capital Inc., Scotia Capital (USA) Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

Information about the trade and settlements dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

AGAINST THE BANK, OUR MANAGEMENT AND OTHERS

The Bank is incorporated under the laws of Canada pursuant to the Bank Act. Substantially all of our directors and executive officers, including many of the persons who signed the registration statement on Form F-3, of which this prospectus forms a part, and some or all of the experts named in this document, reside outside the United States, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to affect service of process within the United States upon such persons, or to realize upon judgments rendered against the Bank or such persons by the courts of the United States predicated upon, among other things, the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for you to enforce, in original actions brought in courts in jurisdictions located outside the United States, among other things, civil liabilities predicated upon such securities laws.

We have been advised by our Canadian counsel, Osler, Hoskin & Harcourt LLP, that a judgment of a United States court predicated solely upon civil liability under such laws and that would not be contrary to public policy would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We have also been advised by such counsel, however, that there is substantial doubt whether an original action could be brought successfully in Canada predicated solely upon such civil liabilities.

LEGAL MATTERS

The validity of the debt securities will be passed upon by Osler, Hoskin & Harcourt LLP, Toronto, Ontario, as to matters of Canadian law and applicable matters of Ontario law, and by Shearman & Sterling LLP, Toronto, Ontario, as to matters of New York law. The validity of certain of the senior debt securities will be passed upon by Cadwalader, Wickersham & Taft LLP, New York, New York, special products counsel to the Bank, as to matters of New York law. Certain Canadian federal income tax matters will be passed upon for us by Osler, Hoskin & Harcourt LLP, Toronto, Ontario. Certain U.S. federal income tax matters will be passed upon for us by Shearman & Sterling LLP, Toronto, Ontario. Certain U.S. federal income tax matters regarding certain of the senior debt securities will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Bank which comprise the consolidated statements of financial position as at October 31, 2016, and October 31, 2015 and the consolidated statements of income, changes in shareholders’ equity, comprehensive income and cash flows for each of the years in the three year period ended October 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of October 31, 2016 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the securities registered under the registration statement of which this prospectus forms a part. Additional information about the estimated or actual expenses in connection with a particular offering of securities under the shelf will be provided in the applicable prospectus supplements.

Registration statement filing fee	US$	2,132,063
Trustees’ fees and expenses	US$	10,000
Legal fees and expenses	US$	177,000
Accounting fees and expenses	US$	40,000
Printing costs	US$	12,000
Miscellaneous	US$	35,000

Total	US$	2,406,063

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification

The by-laws of the Bank provide that, subject to the limitations contained in the Bank Act, the Bank will indemnify each director or officer, each former director or officer, or a person who acts or acted at the Bank’s request as a director or officer of, or in a similar capacity for, another entity and such person’s heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal, administrative, investigative or other proceeding in which they are involved because of their association with the Bank or other entity, if (a) the person acted honestly and in good faith with a view to the best interests of, as the case may be, the Bank or other applicable entity, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that the impugned conduct was lawful. The by-laws of the Bank also provide that, subject to the limitations contained in the Bank Act, the Bank may (i) purchase and maintain such insurance for the benefit of the persons referred to in the preceding sentence as the Bank may from time to time determine, and (ii) advance amounts to such persons for the costs, charges and expenses of any proceeding referred to in the preceding sentence.

These indemnification provisions could be construed to permit or require indemnification for certain liabilities arising out of United States federal securities laws.

The Bank has purchased, at its expense, a directors’ and officers’ (Side A) liability insurance policy that covers individual directors and officers in circumstances where the Bank is not able or permitted to indemnify such individuals.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling the Bank pursuant to the foregoing provisions, the Bank has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit

Number		Description of Exhibit

1.1	—	Form of Underwriting Agreement for Senior Debt Securities (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form F-3 (File No. 333-185049) filed with the SEC on December 7, 2012).

1.2	—	Form of Underwriting Agreement for Subordinated Debt Securities (incorporated by reference to Exhibit 1.1 to the Current Report on Form 6-K (Accession No. 0000891092-15-010693) filed with the SEC on December 16, 2015).

1.3±		Form of Underwriting Agreement for Common Shares.

1.4±		Form of Underwriting Agreement for Preferred Shares.

3.1	—	By-laws of The Bank of Nova Scotia (incorporated by reference to Exhibit 99.1 to the Current Report on Form 6-K (Accession No. 0001193125-15-124428) filed with the SEC on April 9, 2015).

4.1*	—	Senior Debt Securities Indenture, dated as of January 22, 2010.

4.2	—	Subordinated Debt Securities Indenture (incorporated by reference to Exhibit 4.1 to the Current Report on Form 6-K (Accession No. 0000891092-15-010697) filed with the SEC on December 16, 2015).

Number		Description of Exhibit

4.3*	—	Form of Subordinated Debt Securities Indenture (Non-Viability Contingent Capital)(NVCC)).

5.1*	—	Opinion of Shearman & Sterling LLP, U.S. counsel for the Registrant, as to the validity of the debt securities.

5.2*	—	Opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Registrant, as to the validity of the securities.

5.3*	—	Opinion of Cadwalader, Wickersham & Taft LLP, special products counsel for the Registrant, as to the validity of certain senior debt securities.

8.1*	—	Opinion of Shearman & Sterling LLP, U.S. counsel for the Registrant, as to certain matters of United States federal income taxation.

8.2*	—	Opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Registrant, as to certain matters of Canadian taxation.

8.3*		Opinion of Cadwalader, Wickersham & Taft LLP, special products counsel for the Registrant, as to certain matters of United States federal income taxation.

12.1	—	Statement regarding the computation of consolidated ratio of earnings to fixed charges (incorporated by reference to Exhibit 99.2 to the Current Report on Form 6-K (Accession No. 0001193125-16-778977) filed with the SEC on November 29, 2016).

23.1*	—	Consent of KPMG LLP.

23.2*	—	Consent of Shearman & Sterling LLP (included in Exhibit 5.1 above).

23.3*	—	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.2 above).

23.4*	—	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.3 above).

23.5*	—	Consent of Shearman & Sterling LLP (included in Exhibit 8.1 above).

23.6*	—	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 8.2 above).

23.7*	—	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 8.3 above).

24.1*	—	Power of Attorney for The Bank of Nova Scotia (included on page II-6).

25.1*	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Computershare Trust Company, National Association, with respect to Exhibit 4.1 above.

25.2*	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Computershare Trust Company, National Association, with respect to Exhibit 4.2 above.

25.3*	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Computershare Trust Company, National Association, with respect to Exhibit 4.3 above.

±	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act.
*	Filed herewith.

Additional exhibits to this registration statement may be subsequently filed in reports on Form 40-F or on those Form 6-K that specifically state that such materials are incorporated by reference as exhibits in Part II of this registration statement.

Item 10. Undertakings

The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that Paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i)	Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

iii)	The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

iv)	Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(7)	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions set forth in Item 8 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Bank of Nova Scotia certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on January 18, 2017.

THE BANK OF NOVA SCOTIA

By:	/s/ Andrew Branion
Andrew Branion
Executive Vice-President and Group Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of Deborah M. Alexander, Sean McGuckin, Andrew Branion and Ian Berry his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the U.S. Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the U.S. Securities and Exchange Commission (the “SEC”) thereunder, in connection with the registration under the Securities Act of debt securities of The Bank of Nova Scotia (the “Bank”), including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name, in his or her capacity as a member of the Board of Directors or officer of the Bank, on this Registration Statement or a registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act relating to such securities and/or such other form or forms as may be appropriate to be filed with the SEC as any of them deem appropriate in respect of the securities of the Bank, on any and all amendments, including post-effective amendments, to such registration statement and on any and all instruments and documents filed as part of or in connection with such registration statement and any and all amendments thereto, including post-effective amendments.

Pursuant to the requirements of the Securities Act, this Registration Statement and power of attorney has been signed by the following persons in the capacities indicated.

	Signature Name	Title	Date

By:	/s/ Brian J. Porter	President and Chief Executive Officer	January 18, 2017
	Brian J. Porter	and Director (Principal Executive Officer)

By:	/s/ Sean D. McGuckin	Group Head and Chief Financial Officer	January 18, 2017
	Sean D. McGuckin	(Principal Financial and Accounting Officer)

By:	/s/ Nora A. Aufreiter	Director	January 18, 2017
Nora A. Aufreiter

By:	/s/ Guillermo E. Babatz	Director	January 18, 2017
Guillermo E. Babatz

By:	/s/ Scott B. Bonham	Director	January 18, 2017
Scott B. Bonham

By:	/s/ Ronald A. Brenneman	Director	January 18, 2017
Ronald A. Brenneman

By:	/s/ Charles H. Dallara	Director	January 18, 2017
Charles H. Dallara

By:	/s/ William R. Fatt	Director	January 18, 2017
William R. Fatt

By:	/s/ Tiff Macklem	Director	January 18, 2017
Tiff Macklem

By:	/s/ Thomas C. O’Neill	Chairman and Director	January 18, 2017
Thomas C. O’Neill

By:		Director
Eduardo Pacheco

	Signature Name	Title	Date

By:	/s/ Una M. Power	Director	January 18, 2017
Una M. Power

By:	/s/ Aaron W. Regent	Director	January 18, 2017
Aaron W. Regent

By:	/s/ Indira V. Samarasekera	Director	January 18, 2017
Indira V. Samarasekera

By:	/s/ Susan L. Segal	Director	January 18, 2017
Susan L. Segal

By:	/s/ Paul D. Sobey	Director	January 18, 2017
Paul D. Sobey

By:	/s/ Barbara S. Thomas	Director	January 18, 2017
Barbara S. Thomas

By:	/s/ L. Scott Thomson	Director	January 18, 2017
L. Scott Thomson

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of The Bank of Nova Scotia in the United States, in the City of New York, State of New York, on January 18, 2017.

THE BANK OF NOVA SCOTIA

By:	/s/ Gary Rupert
Gary Rupert
Managing Director and Head, Global Banking and Markets, U.S.

INDEX TO EXHIBITS

Number		Description of Exhibit

1.1	—	Form of Underwriting Agreement for Senior Debt Securities (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form F-3 (File No. 333-185049) filed with the SEC on December 7, 2012).

1.2	—	Form of Underwriting Agreement for Subordinated Debt Securities (incorporated by reference to Exhibit 1.1 to the Current Report on Form 6-K (Accession No. 0000891092-15-010693) filed with the SEC on December 16, 2015).

1.3±	—	Form of Underwriting Agreement for Common Shares.

1.4±	—	Form of Underwriting Agreement for Preferred Shares.

3.1	—	By-laws of The Bank of Nova Scotia (incorporated by reference to Exhibit 99.1 to the Current Report on Form 6-K (Accession No. 0001193125-15-124428) filed with the SEC on April 9, 2015).

4.1*	—	Senior Debt Securities Indenture, dated as of January 22, 2010.

4.2	—	Subordinated Debt Securities Indenture (incorporated by reference to Exhibit 4.1 to the Current Report on Form 6-K (Accession No. 0000891092-15-010697) filed with the SEC on December 16, 2015).

4.3*	—	Form of Subordinated Debt Securities Indenture (Non-Viability Contingent Capital)(NVCC)).

5.1*	—	Opinion of Shearman & Sterling LLP, U.S. counsel for the Registrant, as to the validity of the debt securities.

5.2*	—	Opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Registrant, as to the validity of the securities.

5.3*	—	Opinion of Cadwalader, Wickersham & Taft LLP, special products counsel for the Registrant, as to the validity of certain senior debt securities.

8.1*	—	Opinion of Shearman & Sterling LLP, U.S. counsel for the Registrant, as to certain matters of United States federal income taxation.

8.2*	—	Opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Registrant, as to certain matters of Canadian taxation.

8.3*		Opinion of Cadwalader, Wickersham & Taft LLP, special products counsel for the Registrant, as to certain matters of United States federal income taxation.

12.1	—	Statement regarding the computation of consolidated ratio of earnings to fixed charges (incorporated by reference to Exhibit 99.2 to the Current Report on Form 6-K (Accession No. 0001193125-16-778977) filed with the SEC on November 29, 2016).

23.1*	—	Consent of KPMG LLP.

23.2*	—	Consent of Shearman & Sterling LLP (included in Exhibit 5.1 above).

23.3*	—	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.2 above).

23.4*	—	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.3 above).

Number		Description of Exhibit

23.5*	—	Consent of Shearman & Sterling LLP (included in Exhibit 8.1 above).

23.6*	—	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 8.2 above).

23.7*	—	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 8.3 above).

24.1*	—	Power of Attorney for The Bank of Nova Scotia (included on page II-6).

25.1*	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Computershare Trust Company, National Association, with respect to Exhibit 4.1 above.

25.2*	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Computershare Trust Company, National Association, with respect to Exhibit 4.2 above.

25.3*	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Computershare Trust Company, National Association, with respect to Exhibit 4.3 above.

±	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act.
*	Filed herewith.

Additional exhibits to this registration statement may be subsequently filed in reports on Form 40-F or on those Form 6-K that specifically state that such materials are incorporated by reference as exhibits in Part II of this registration statement.